UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement AND NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 21, 2014 at 10:30 a.m. CDT

Medtronic’s Mounds View Campus

8200 Coral Sea Street N.E.

Mounds View, Minnesota 55112

710 Medtronic Parkway

Minneapolis, Minnesota 55432

Telephone: 763-514-4000

July 11, 2014

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Thursday, August 21, 2014, at 10:30 a.m. (Central Daylight Time) at Medtronic’s Mounds View campus, located at 8200 Coral Sea Street N.E., Mounds View, Minnesota 55112.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the Annual Meeting and details regarding admission to the Annual Meeting. We also will report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet or by telephone, or, if this proxy statement was mailed to you, by completing and signing the accompanying proxy card and promptly returning it in the envelope provided.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 5 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you for your continued support of Medtronic, Inc.

Sincerely,

Omar Ishrak

Chairman and Chief Executive Officer

Alleviating Pain, Restoring Health, Extending Life

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 21, 2014.

PLACE	Medtronic’s Mounds View Campus
8200 Coral Sea Street N.E.
Mounds View, Minnesota 55112

ITEMS OF BUSINESS	1.	To elect ten directors for a one year term.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015.

3.	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).

4.	To approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan.

5.	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections.

6.	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares.

7.	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares.

8.	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

9.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 23, 2014.

VOTING BY PROXY	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:

1.	VOTE BY INTERNET, by going to the web address http://www.proxyvote.com and following the instructions (have your proxy card or internet notice in hand when you access the website);

2.	VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions (have your proxy card or internet notice in hand when you call); or

3.	VOTE BY PROXY CARD, if you received a paper copy of the proxy statement, by completing, signing, dating and mailing the accompanying proxy card in the envelope provided. If you vote by internet or telephone, please do not mail your proxy card.

ANNUAL REPORT	Medtronic’s 2014 Annual Report is available at http://www.proxyvote.com and at http://www.medtronic.com/annualmeeting.

ADMISSION POLICY	If you wish to attend the Annual Meeting and you are a record holder, you must request an admission ticket in advance by following the instructions set forth on page 5 of the proxy statement. Shareholders may obtain directions to the Annual Meeting at http://www.medtronic.com/annualmeeting.

By Order of the Board of Directors,

Bradley E. Lerman

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on August 21, 2014. The Proxy Statement, Notice of Annual Meeting and 2014 Annual

Report to Shareholders are available at http://www.medtronic.com/annualmeeting.

Page
Proxy Summary General Information About the Meeting and Voting	1
Cautionary Note Regarding Forward-Looking Statements Proposal 1 — Election of Directors	6 7
Directors and Nominees	7
Director Independence	12
Related Transactions and Other Matters	14
Governance of Medtronic	15
Our Corporate Governance Principles	15
Lead Director and Chairman; Executive Sessions	15
Board Role in Risk Oversight	16
Committees of the Board and Meetings	16
Director Compensation	23
Complaint Procedure; Communications with Directors	24
Our Codes of Conduct	25
Share Ownership Information	26
Compensation Discussion and Analysis (CD&A)	28
Overview	28
CD&A Executive Summary	28
CD&A Detailed Information	35
Compensation Committee Report	48
Executive Compensation	49
2014 Summary Compensation Table	49
2014 Grants of Plan-Based Awards	52
2014 Outstanding Equity Awards at Fiscal Year End	54
2014 Option Exercises and Stock Vested	56
2014 Pension Benefits	57
2014 Nonqualified Deferred Compensation	59
Potential Payments Upon Termination or Change of Control	62
Equity Compensation Plan Information	65
Report of the Audit Committee	66
Audit and Non-Audit Fees	67
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm	67
Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation (“Say-on-Pay”)	68
Proposal 4 — To approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan	69
Proposal 5 — To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections	73
Proposal 6 — To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares	75
Proposal 7 — To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares	76
Proposal 8 — To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares	77
Other Information	79
Expenses of Solicitation	79
Shareholder Proposals and Director Nominations	79
Delivery of Documents to Shareholders Sharing an Address	79
Other	80
Appendix A — Medtronic, Inc. 2014 Employees Stock Purchase Plan	A-1
Appendix B — Amended and Restated Articles of Incorporation of Medtronic, Inc.	B-1

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2014 Annual Meeting of Shareholders

Date and Time:	Thursday, August 21, 2014, at 10:30 a.m. (Central Daylight Time)

Place:	Medtronic’s Mounds View Campus

8200 Coral Sea Street N.E.

Mounds View, Minnesota 55112

Commence Mail Date:	July 11, 2014

Record Date:	June 23, 2014

Advance Voting Methods and Deadlines

Method	Instruction	Deadline
Internet	• Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•    Shares Held Through the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Daylight Time, on August 18, 2014

•    Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Daylight Time, on August 20, 2014

Telephone	• Dial 1-800-690-6903 and following the instructions (have your proxy card or internet notice in hand when you call)
Mail	• Mark your selections on the enclosed proxy card • Date and sign your name exactly as it appears on proxy card • Promptly mail the proxy card in the enclosed postage-paid envelope	Return promptly to ensure it is received before the date of the Annual Meeting

Questions and Answers About Attending our Annual Meeting and Voting

We encourage you to review the questions and answers about our annual meeting and voting beginning on page 1 for answers to common questions on the rules and procedures surrounding the proxy and annual meeting process, as well as the business to be conducted at our Annual Meeting. If you plan to attend the Annual Meeting in person, we direct your attention specifically to the information following the question “How do I gain admission to the meeting?” beginning on page 5. If you wish to attend the Annual Meeting, you must request an admission ticket in advance. Please note that seating is limited and requests for tickets will be issued on a first-come, first-served basis.

Your vote is important! Please cast your vote and play a part in the future of Medtronic.

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information
Proposal 1 —	To elect ten directors for a one year term	“FOR” all nominees	Page 7
Proposal 2 —	To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015	“FOR”	Page 67
Proposal 3 —	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 68
Proposal 4 —	To approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan	“FOR”	Page 69
Proposal 5 —	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections	“FOR”	Page 73
Proposal 6 —	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares	“FOR”	Page 75
Proposal 7 —	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares	“FOR”	Page 76
Proposal 8 —	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares	“FOR”	Page 77

Director Nominees

You are being asked to vote on the election of the following 10 Directors. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 8.

Name	Age*	Director Since	Principal Position	Independent	Committee Memberships					Other Current Public Boards
					AC	CC	FC	NCGC	QTC
Richard H. Anderson	59	2002	Chief Executive Officer of Delta Air Lines, Inc.	Yes		M		C		1
Scott C. Donnelly	53	2013	Chairman, President and Chief Executive Officer of Textron, Inc.	Yes	M	M				1
Omar Ishrak	58	2011	Chairman and Chief Executive Officer of Medtronic, Inc.	No						0
Shirley Ann Jackson, Ph.D.	67	2002	President of Rensselaer Polytechnic Institute	Yes	C			M		4
Michael O. Leavitt	63	2011	Founder and Chairman of Leavitt Partners	Yes					M	0
James T. Lenehan	65	2007	Financial consultant and retired Vice Chairman and President of Johnson & Johnson	Yes			M		C	0
Denise M. O’Leary	57	2000	Private venture capital investor	Yes		M	M			2
Kendall J. Powell	60	2007	Chairman and Chief Executive Officer of General Mills, Inc.	Yes	M	C		M		1
Robert C. Pozen	67	2004	Former Chairman of MFS Investment Management	Yes	M		C			1
Preetha Reddy	56	2012	Managing Director of Apollo Hospitals Enterprise Limited	Yes			M		M	0

*Age is at date of the 2014 Annual Meeting.

AC:	Audit Committee	NCGC:	Nominating and Corporate Governance Committee	C:	Chair
CC:	Compensation Committee	QTC:	Quality and Technology Committee	M:	Member
FC:	Finance Committee

Performance Highlights

Medtronic is the world’s largest medical technology company, offering an unprecedented breadth and depth of innovative therapies to fulfill our mission of alleviating pain, restoring health, and extending life. Last year, more than 9 million people benefited from our medical therapies, which treat cardiac and vascular diseases, diabetes, and neurological and musculoskeletal conditions. We leverage our experience, extensive partnerships, and the passion of more than 49,000 employees to help transform healthcare worldwide. During the 2014 fiscal year, we delivered consistent and dependable growth across all of our businesses through our three growth vectors: new therapies, emerging markets, and integrated health solutions. A few of our most notable performance highlights include the following:

•	We achieved revenue of $17.0 billion and cash flows from operations of $5.0 billion.

•	We returned over 50% of our free cash flow to shareholders through dividends and share repurchases.

•	We continued to make strategic investments to position our company for sustainable long-term growth.

•	Our CoreValve System obtained early FDA approval based on exceptional clinical performance.

•	We received FDA approval to launch the MiniMed® 530G with Enlite®, a breakthrough, first-generation artificial pancreas system with Threshold Suspend automation for people with diabetes.

•	We launched globally the Reveal LINQ Insertable Cardiac Monitor (ICM) System, the smallest implantable cardiac monitoring device available for patients.

Executive Compensation Philosophy, Goals and Principles

Medtronic’s executive compensation programs aim to attract and retain talented executives through competitive pay and benefits as well as aligning compensation with Company performance through a strong pay for performance approach. To achieve these objectives, Medtronic engages in the following executive compensation practices:

•

We attract and retain talented executives by providing market competitive compensation consisting of base salary, target annual cash incentives, and target long-term cash and equity incentives, which we refer to as target total direct compensation (TTDC).

•	We emphasize pay for performance by basing at least 75% of TTDC on short-term and long-term financial incentives with a heavy emphasis on long-term performance.

•	The goals used for both short-term and long-term incentives align executive and shareholder objectives by using annual and three-year performance measures that drive shareholder value.

•

We emphasize a culture of quality through executives’ annual incentive plan. Payouts are reduced if a quality compliance performance threshold is not achieved. For fiscal year 2014, the quality modifier was based on reductions in U.S. Food and Drug Administration inspection observations and preventing warning letters; and is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

•	We hold an annual advisory vote regarding named executive officer compensation. Last year, 97.43% of votes cast were in favor of our say-on-pay resolution.

For additional information, see the CD&A and Executive Compensation sections of this Proxy Statement.

Corporate Governance Highlights

Strong Lead Independent Director SEE PAGE 15	Annual Board and Committee Evaluation Processes SEE PAGE 16	Robust Risk Management Program SEE PAGE 16

Maintain High Ethical Standards Through Written Policies and Actions (Includes Codes of

Conduct, U.S. Patient Privacy Principles, Political Contribution Policy, and Policies Regarding

Environmental, Health and Safety and the Use of Animals)

SEE PAGE 25 AND OUR INVESTOR RELATIONS WEBSITE

Stock Ownership Guidelines for Named Executive Officers and Directors SEE PAGE 46	Annual Board of Director Elections SEE PAGE 7	Regular Executive Sessions of Independent Directors SEE PAGE 15

710 Medtronic Parkway

Minneapolis, Minnesota 55432

Telephone: 763-514-4000

PROXY STATEMENT

Annual Meeting of Shareholders

August 21, 2014

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 21, 2014, and at any adjournment or postponement of the meeting. The proxy materials were either made available to you over the internet or mailed to you beginning on or about July 11, 2014.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

There are eight proposals scheduled to be voted on at the meeting:

•	Election of ten directors, each for a one year term;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015;

•	A non-binding advisory resolution to approve named executive officer compensation (a “Say-on-Pay” vote);

•	To approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan;

•	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections;

•	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares;

•	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares; and

•	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

How can I receive proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about July 11, 2014, we began mailing to our shareholders (other than those who previously requested electronic or paper delivery) a “Notice of Internet Availability of Proxy Materials” (the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and our annual report for the fiscal year ended April 25, 2014 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you previously requested electronic delivery, you will still receive an e-mail providing you the Notice, and if you previously requested paper delivery, you will still receive a paper copy of the proxy materials by mail.

Finally, you can receive a copy of our proxy materials by following the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made by internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line. Please also see “Can I receive future proxy materials electronically?” below.

Who is entitled to vote?

Shareholders as of the close of business on June 23, 2014 (the “Record Date”), may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as registered shareholder);

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Credited to your account in the Medtronic, Inc. Savings and Investment Plan.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Proxies received but marked as abstentions and “broker non-votes” (described below) are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 996,192,332 shares of Medtronic common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

Election of Directors.    The ten candidates for election who receive a plurality vote of the shares present and entitled to vote in the affirmative will be elected. There is no cumulative voting.

Ratification of the Appointment of the Auditors.    The ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015 requires the affirmative vote of a majority of the shares present and entitled to vote.

Say-on-Pay.    The Say-on-Pay vote is a non-binding advisory vote. The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say-on-Pay proposal receives the affirmative vote of a majority of the shares present and entitled to vote. The effect of the vote on this non-binding advisory vote is discussed on page 69.

Approval of the Medtronic, Inc. 2014 Employees Stock Purchase Plan.    Approval of the Medtronic, Inc. 2014 Employees Stock Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Provide that Directors will be Elected by a Majority Vote in Uncontested Elections.    Amending and restating our Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Changes to the Size of the Board of Directors upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Removal of a Director upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Amendments to Section 5.3 of Article 5 upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

In the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the advisory Say-on-Pay vote, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the Medtronic, Inc. 2014 Employees Stock Purchase Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

For all of the votes, if you grant a proxy by telephone or internet without voting instructions, or sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, are not counted for the purpose of determining whether shareholders have approved the election of directors in proposal 1, the Say-on-Pay in proposal 3, the Medtronic, Inc. 2014 Employees Stock Purchase Plan in proposal 4, or the amendment and restatement of our Articles of Incorporation in proposals 5, 6, 7, and 8 because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker will have discretion to vote your shares on proposal 2, because the ratification of auditor appointment is considered a routine matter. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

How does the Board recommend that I vote?

Medtronic’s Board recommends that you vote your shares:

•	“FOR” each of the ten nominees to the Board for a one year term;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015;

•	“FOR” approval of the resolution in the non-binding Say-on-Pay advisory vote;

•	“FOR” approval of the Medtronic, Inc. 2014 Employees Stock Purchase Plan;

•	“FOR” amending and restating our Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections;

•	“FOR” amending and restating our Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares;

•	“FOR” amending and restating our Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares; and

•	“FOR” amending and restating our Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:

•

By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., Eastern Daylight Time, on August 20, 2014 (or, for shares held through the

Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m., Eastern Daylight Time, on August 18, 2014). If you vote by internet or telephone, you need not return your proxy card.

•

By Mail — If you received a paper copy of the proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the accompanying proxy card (if you received a paper copy of the proxy statement) and proof of identification. You may vote shares held in street name only if you obtain a “legal” proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

How do I gain admission to the meeting?

If you wish to attend the Annual Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice). Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than August 20, 2014. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:30 a.m. and the meeting will begin at 10:30 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

What does it mean if I receive more than one proxy card or Notice?

It generally means you hold shares registered in more than one account. If you received a paper copy of the proxy statement and you vote by mail, sign and return each proxy card. Or, if you vote by internet or telephone, vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, vote once for each Notice that you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•

Voting in person at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with Medtronic, or by filing a new written appointment of a proxy with Medtronic.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan and you have received a paper copy of the proxy materials, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future electronic delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included on this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As is customary with internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves Medtronic significant printing, postage and processing costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, and statements relating to the benefits of Medtronic’s collaboration with Apollo Hospitals. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Under Medtronic’s amended Articles of Incorporation, directors whose term of office is expiring are elected annually for terms of one year and until their respective successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office. Each of Richard H. Anderson, Scott C. Donnelly, Omar Ishrak, Shirley Ann Jackson, Ph.D., Michael O. Leavitt, James T. Lenehan, Denise M. O’Leary, Kendall J. Powell, Robert C. Pozen and Preetha Reddy has been nominated for re-election to the Board to serve until the 2015 Annual Meeting and until their successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office. All of the nominees are currently directors, and all were previously elected to the Board of Directors by shareholders. Victor J. Dzau, M.D., chose not to stand for re-election to the Board of Directors due to his other executive commitments.

All of the nominees have consented to being named as a nominee in this proxy statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

A plurality of votes cast is required for the election of directors. However, under the Medtronic Principles of Corporate Governance, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and recommend to the Board of Directors whether or not to accept it. The Nominating and Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•	the perceived reasons why shareholders withheld votes;

•	the length of service and qualifications of the director;

•	the director’s contributions to Medtronic;

•	Medtronic’s compliance with securities exchange listing standards;

•	possible contractual ramifications in the event the director in question is a management director;

•	the purpose and provisions of the Medtronic Principles of Corporate Governance; and

•	the best interests of Medtronic and its shareholders.

If a director’s resignation is accepted, the Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to fill the vacancy on the Board created by the resignation or reduce the size of the Board. Any director who tenders his or her offer to resign pursuant to this policy cannot participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the resignation offer. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote, which may include, without limitation:

•	acceptance of the resignation offer;

•	adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or

•	rejection of the resignation offer.

Thereafter, the Board of Directors will disclose its decision to accept the resignation offer or the reasons for rejecting the offer, if applicable, on a Current Report on Form 8-K to be filed with the SEC within four business days of the date of the Board’s final determination.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2015:

RICHARD H. ANDERSON Chief Executive Officer Delta Air Lines, Inc.	Director since 2002 age 59

Mr. Anderson has been Chief Executive Officer of Delta Air Lines, Inc., a commercial airline, since 2007. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, and President, Commercial Services Group, of UnitedHealth Group Incorporated from 2006 to 2007, Executive Vice President of UnitedHealth Group and Chief Executive Officer of its Ingenix subsidiary from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Northwest Airlines Corporation and Delta Air Lines, Inc. filed for bankruptcy in 2005, which is within two years of Mr. Anderson serving as an executive officer of each company. Mr. Anderson serves on the board of directors of Delta Air Lines, Inc.

Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 24 years of business, operational, financial and executive management experience. He also serves on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic.

SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 age 53

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director. Mr. Donnelly serves on the board of directors of Textron, Inc. Additionally, Mr. Donnelly qualifies as an “audit committee financial expert” as defined by SEC rules.

OMAR ISHRAK Chairman and Chief Executive Officer Medtronic, Inc.	Director since 2011 age 58

Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 19 years in the health care industry and more than 30 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skills.

SHIRLEY ANN JACKSON, Ph.D. President Rensselaer Polytechnic Institute	Director since 2002 age 67

Dr. Jackson has been President of Rensselaer Polytechnic Institute, a technological research university, since 1999. She was Chair of the U.S. Nuclear Regulatory Commission under President Clinton from 1995 to 1999, and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. Dr. Jackson currently serves as a member of the President’s Council of Advisors on Science and Technology, appointed by President Obama in 2009. She is a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of FedEx Corporation, a global courier delivery company, Marathon Oil Corporation, a company with international operations in exploration and production, oil sands mining and integrated gas, Public Service Enterprise Group, a publicly owned gas and electric utility company in the state of New Jersey, and International Business Machines Corporation, a multinational technology and consulting corporation. Within the past five years, Dr. Jackson also served as a director of NYSE Euronext, a multinational financial services corporation.

Qualifications: Dr. Jackson’s qualifications to serve on our Board include her leadership experience in government, industry and within a number of educational organizations (President, Rensselaer Polytechnic Institute; Trustee, M.I.T.), including those that bring technological innovation to the marketplace. In addition, Dr. Jackson serves on the boards of directors of a number of public companies and has accumulated over 32 years of audit, compensation, and governance and nominating committee experience, including as chair. Her leadership and strategic and innovative insight make her a valuable contributor to our Board. Additionally, Dr. Jackson qualifies as an “audit committee financial expert” as defined by SEC rules.

MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 age 63

Governor Leavitt has been founder and Chairman of Leavitt Partners, a healthcare and food safety consulting firm, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003.

Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern, and overseeing Leavitt Partners, LLC’s work advising clients in the health care and food safety sectors. Mr. Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 age 65

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004 when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004. Within the past five years, Mr. Lenehan served as a director of Talecris Biotherapeutics Holding Corp, a global biopharmaceutical company.

Qualifications: Mr. Lenehan’s qualifications to serve on our Board include more than 30 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His leadership and financial experience make his input valuable to Medtronic.

DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 age 57

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of American Airlines Group, Inc., a commercial airline, and Calpine Corporation, a national power generation company based in the United States. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Within the past five years, Ms. O’Leary served as a director of US Airways Group, Inc., a commercial airline.

Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 age 60

Mr. Powell has been Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, since 2008 and Chief Executive Officer of General Mills, Inc. since 2007. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979.

Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also serves on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director. Additionally, Mr. Powell qualifies as an “audit committee financial expert’ as defined by SEC rules.

ROBERT C. POZEN Former Chairman MFS Investment Management	Director since 2004 age 67

Mr. Pozen was Chairman of MFS Investment Management and a director of MFS Mutual Funds from 2004 until 2011. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003, and John Olin Visiting Professor, Harvard Law School, from 2002 to 2003. He also was Vice Chairman of Fidelity Investments from 2000 to 2001 and President of Fidelity Management & Research from 1997 to 2001. From 2007 to 2008, he was the chairman of the SEC Advisory Committee on Improvements to Financial Reporting and since 2008 he has been a senior lecturer at Harvard Business School. Mr. Pozen currently serves on the board of Nielsen N.V., a global information and measurement company. Within the past five years, Mr. Pozen also served as a director of MFS Investment Management, a global asset manager, MFS Mutual Funds, a global provider of mutual fund services, and BCE Inc., a telecommunications conglomerate and the parent company of Bell Canada.

Qualifications: Mr. Pozen’s qualifications to serve on our Board include his many successful investing experiences. He also served on President George W. Bush’s Commission to Strengthen Social Security and as Secretary of Economic Affairs for Massachusetts Governor Mitt Romney. His extensive financial knowledge, previous performance as a board member, and years of work in corporate governance make Mr. Pozen a qualified and valuable director. Additionally, Mr. Pozen qualifies as an “audit committee financial expert” as defined by SEC rules.

PREETHA REDDY Managing Director Apollo Hospitals Enterprise Limited	Director since 2012 Age 56

Ms. Reddy has been Managing Director of Apollo Hospitals Enterprise Limited, a specialized hospital system in India and a division of The Apollo Group, since 1993. Prior to that she was Joint Managing Director from 1991-1993 and Director of Apollo Hospitals since February 1989. Ms. Reddy serves on several boards under the Apollo Group, an owner of for-profit educational institutions. She is a member of the Wipro Business Leadership Council, and Senior Vice President of the All India Management Association (AIMA).

Qualifications: Ms. Reddy’s qualifications to serve on our Board include her extensive experience in the field of health and managing the operations of one of the largest hospital chains in India and its network of highly skilled professionals. She also serves on the Boards of Directors of a number of organizations. Ms. Reddy has worked with industry bodies and government in India to advance health care in India. Her extensive experience in health care in developing countries and in managing complex organizations make her a valuable director.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Director Independence

Under the New York Stock Exchange Corporate Governance Standards, to be considered independent, a director must be determined to have no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Standards: Messrs. Anderson, Donnelly, Lenehan, Powell, Pozen, Dr. Jackson, Governor Leavitt and Ms. O’Leary and Ms. Reddy. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified by Medtronic’s Standards for Director Independence, which correspond to the New York Stock Exchange standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

•

being a current employee of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services (Messrs. Anderson, Donnelly, Powell and Pozen, Dr. Jackson and Governor Leavitt);

•	Mr. Anderson’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Mr. Donnelly’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship

•	Mr. Powell’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Mr. Pozen’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Dr. Jackson’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Governor Leavitt’s anticipated relationship with Medtronic, through the relevant entity, will relate to limited consulting services and will not be a material relationship.

and

•	being an employee or executive officer of a non-profit organization to which Medtronic or The Medtronic Foundation has made immaterial contributions (Mr. Pozen and Dr. Jackson).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that they were made in the ordinary course of business, the directors had no role with respect to the Company’s decision to make any of the purchases or sales, the nature and amount of payments involved in the transactions would not influence the directors’ objectivity in the boardroom or have a meaningful impact on any such director’s ability to satisfy his or her fiduciary standards on behalf of Medtronic’s shareholders.

In the course of fulfilling its duties, the Board of Directors also considered relationships in which the director had a further removed relationship with the relevant third party, such as being a director (rather than an employee or executive officer) of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates.The Board determined that no such further removed relationships impact the independence of its directors.

The Board of Directors also considered a director’s spouse who provided non-professional services to, but was not an employee of, The Medtronic Foundation where payments to the spouse did not exceed $120,000, and the anticipated employment of a director’s daughter by Medtronic. The Board of Directors determined that none of the relationships were material and that their existence would not influence the director’s objectivity in the boardroom or have a meaningful impact on the director’s ability to satisfy fiduciary standards on behalf of Medtronic’s shareholders.

The review by the Board of Directors of further-removed relationships also includes consideration of directors who are current employees of entities that are expected to have an ownership interest in Medtronic joint ventures. Ms. Reddy is Managing Director of Apollo Hospitals Enterprise Limited (“Apollo”), a specialized hospital system in India and a division of The Apollo Group. Medtronic intends to collaborate with Apollo to bring a dialysis system to the developing world and currently expects to contribute approximately $24 million to this joint venture through 2016. When evaluating Ms. Reddy’s independence, the Board considered that the terms of the joint venture will prohibit Medtronic from making or receiving, directly or indirectly, any contributions that exceed 2% of Apollo’s annual gross revenue during any of its fiscal years and that Medtronic’s business relationships with the joint venture and Apollo will be maintained on an arm’s-length basis. Neither Ms. Reddy nor Apollo will be given special treatment in these relationships, Ms. Reddy will not participate in negotiations or approvals regarding these relationships, Medtronic makes no payments to Ms. Reddy other than in connection with her service as a director and Ms. Reddy is not directly or indirectly compensated based on the existence or performance of the joint venture. In addition, pursuant to the New York Stock Exchange Corporate Governance Standards for evaluating director independence, the Board determined that the collaboration will not cause Apollo or Ms. Reddy to have a material relationship with Medtronic, that none of the amounts to be paid in connection therewith are at a level that would compromise Ms. Reddy’s independence or affect her objectivity in the boardroom, and that the anticipated collaboration does not otherwise affect Ms. Reddy’s ability to exercise independent judgment or her ability to satisfy fiduciary standards on behalf of Medtronic’s shareholders.

The Board of Directors also considered that in November 2013, Medtronic entered into a short-term consulting services agreement with Leavitt Partners, a healthcare and food safety consulting firm. Under the terms of the agreement, Medtronic agreed to pay $76,000 to Leavitt Partners in exchange for the delivery of certain analyses. Governor Leavitt is the Founder and Chairman of Leavitt

Partners. Medtronic learned in January 2014, that when it entered into the consulting services agreement with Leavitt Partners the impact on Governor Leavitt’s board role was not considered. At the time of this discovery, Medtronic had paid $38,000 to Leavitt Partners but had not yet received the analyses provided for in the agreement. Because Governor Leavitt was then a member of the Audit Committee, he was precluded from accepting, directly or indirectly, any consulting fees from Medtronic. Governor Leavitt and Medtronic acted promptly to remedy this situation and to regain Governor Leavitt’s compliance with NYSE rules on director independence for Audit Committee members. In January 2014, Medtronic and Leavitt Partners rescinded the consulting services agreement, Leavitt Partners returned the $38,000 it received from Medtronic and the analyses were not provided to Medtronic by Leavitt Partners. After review and consideration of the matter, including the report of the Nominating and Corporate Governance Committee, the Board determined that Governor Leavitt regained his independence as a member of the Audit Committee. Mr. Leavitt served on the Audit Committee until committee reassignments were effected in April 2014.

Related Transactions and Other Matters

In January 2007, the Board of Directors of Medtronic adopted written related party transaction policies and procedures and amended such policies and procedures in March 2011. The policies require that all “interested transactions” (as defined below) between Medtronic and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Nominating and Corporate Governance Committee has reviewed a list of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policies provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;

•	Medtronic is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•

person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of Medtronic’s common stock; or

•	immediate family member of any of the foregoing.

During fiscal year 2014, Tino Schuler, a son of former director Jack W. Schuler, was employed by Medtronic as one of a number of senior marketing directors focused on Medtronic’s core ear, nose, and throat product lines reporting to a Vice President, Marketing of Medtronic’s core ear, nose, and throat product lines. Mr. Tino Schuler worked for Xomed Surgical Products, Inc. (“Xomed”) beginning in

August 1993, and Xomed, the predecessor to our core ear, nose, and throat business, was acquired by Medtronic in 1999. In fiscal year 2014, Medtronic’s Surgical Technologies business, which includes the core ear, nose, and throat product lines, represented approximately 9% of Medtronic world-wide revenue. Mr. Tino Schuler was paid an aggregate salary and bonus of $266,011 and the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2014. Mr. Tino Schuler is not an executive officer of, and does not have a key strategic role within, Medtronic.

During fiscal year 2015, Sarah Powell, a daughter of director Kendall J. Powell, is expected to be employed by Medtronic as a Senior Leadership Development Rotation Program Associate. The Leadership Development Rotation Program is a three year program designed to place high-potential, high-performing graduates of an MBA program in two 18 month placements in different business units of Medtronic. The aggregate value of the compensation to be paid to Ms. Sarah Powell during fiscal year 2015 is expected to be approximately $145,000, which includes salary, bonus and incentive payments and stock options. In addition, Ms. Powell will receive the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2015. Ms. Sarah Powell will not be an executive officer of, and will not have a key strategic role within, Medtronic.

GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors first adopted Principles of Corporate Governance (the “Governance Principles”) in fiscal 1996 and revises these Governance Principles from time to time, most recently in July 2012. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

•

A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Currently one director, Medtronic’s Chairman and Chief Executive Officer, is not independent.

•	Medtronic maintains Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

•	The Nominating and Corporate Governance Committee consists of all independent directors and oversees an annual evaluation of the Board.

Our Governance Principles, the charters of our Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com/corporate-governance/index.htm. These materials are available in print to any shareholder upon request. From time to time the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director and Chairman; Executive Sessions

Mr. Ishrak, our Chief Executive Officer, also serves as Chairman of the Board. The Board believes that it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of and experience in the global health care industry generally and in the medical device industry specifically. This knowledge and experience will be critical in identifying strategic priorities and providing unified leadership in the execution of strategy.

Our designated “Lead Director” is Richard H. Anderson, and he presides as chair at regularly scheduled meetings of the independent directors. Mr. Anderson suggests agenda items for Board meetings and reviews and approves the agendas for each meeting of the Board of Directors and its Committees. He presides over the directors’ annual evaluation of the Board and advises Mr. Ishrak on the conduct of Board meetings, facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two. As Lead Director, Mr. Anderson also receives all committee materials in addition to those committees upon which he serves. In addition, Mr. Anderson acts as the focal point on the Board concerning issues such as corporate governance and suggestions from non-management directors, especially on sensitive issues.

Six regular meetings of our Board are held each year, and at each Board meeting our independent directors may meet in executive session with no Company management present.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks identified through the ERM program. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

•

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

•	The Finance Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

•	The Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

•	The Quality and Technology Committee assists the Board of Directors in its oversight of risk relating to product quality and safety and the areas of human and animal studies.

Committees of the Board and Meetings

Our five standing Board committees — Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than Ms. Reddy, each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2014. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual Meeting of Shareholders. All directors, except Preetha Reddy, attended the last Annual Meeting.

The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2014.

	Board	Audit	Compensation	Finance	Nominating and Corporate Governance	Quality and Technology
Mr. Anderson	X		X		Chair
Mr. Donnelly	X	X	X			X
Dr. Dzau	X				X	X
Mr. Ishrak	Chair
Dr. Jackson	X	Chair			X
Gov. Leavitt	X					X
Mr. Lenehan	X			X		Chair
Ms. O’Leary	X		X	X
Mr. Powell	X	X	Chair		X
Mr. Pozen	X	X		Chair
Ms. Reddy	X			X		X
Number of fiscal year 2014 meetings	6	13	6	5	4	6

The principal functions of our five standing committees — the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, and the Quality and Technology Committee — are described below.

Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Oversees the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors

•	Oversees Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to physicians and other health care providers

•

Reviews with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies

•

Reviews annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommends to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K

•	Reviews the results of independent third party reviews of payments made to health care providers and oversees payments made to health care providers

•	Reviews and discusses with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases

•

Reviews major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Medtronic

•

Discusses policies with respect to risk assessment and risk management as well as the major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures

•	Undertakes the appointment, compensation, retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee

•	Pre-approves all audit and permitted non-audit services to be provided by the independent registered public accounting firm

•

Reviews, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic

•

Reviews the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considers whether there should be rotation of the lead partner or the independent auditor itself

•	Establishes clear policies for hiring employees and former employees of the independent registered public accounting firm

•	Prepares the Report of the Audit Committee

•	Meets with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit

•	Reviews the results of the annual audit examination

•	Considers, at least annually, the independence of the independent registered public accounting firm

•	Reviews the adequacy and effectiveness of Medtronic’s internal controls over financial reporting and disclosure controls and procedures

•	Reviews candidates for the positions of chief financial officer and controller of Medtronic

•	Establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

•	Meets privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm

Audit Committee Independence and Financial Experts:

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to Audit Committee members. In addition, the Board has determined that all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies:

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may also delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

•	Reviews compensation philosophy and major compensation programs

•

Annually reviews executive compensation programs; annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives as well as input from the entire Board, determines and approves the total compensation of the Chief Executive Officer and annually approves the total compensation of all other executive officers, including base salaries

•	Administers and determines incentive compensation plans and equity-based compensation plans and approves stock and other long-term incentive awards

•	Monitors compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines

•	Reviews new compensation arrangements and reviews and recommends to the Board employment agreements and severance arrangements for senior executive officers

•

Reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC and recommends to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

•

Assists the Board in reviewing results of any shareholder advisory votes, responding to other shareholder communications as such relate to the compensation of senior executive officers, and reviews and recommends to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes

•	Prepares the Committee’s report to be included in Medtronic’s annual proxy statement

•	Assesses the Company’s risk relating to its compensation policies and practices

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee may also delegate certain of its responsibilities to one or more designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 28 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Independence:

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10C-1, all members of the Compensation Committee meet the additional independence standards applicable to Compensation Committee members.

Compensation Committee Interlocks and Insider Participation:

The members of our Compensation Committee are Kendall J. Powell (Chair), Richard H. Anderson, Scott C. Donnelly, and Denise M. O’Leary. No member of the Compensation Committee during fiscal year 2014 was ever an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2014 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2015, Sarah Powell, a daughter of director Kendall J. Powell, is expected to be employed by Medtronic as a Senior Leadership Development Rotation Program Associate as further described in this proxy statement under “Proposal 1 — Election of Directors — Related Transactions and Other Matters” beginning on page 14.

Compensation Risk Assessment:

We conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., and included an update to a comprehensive internal survey used in fiscal year 2010 that was designed to identify material policies and practices to be assessed, a review of the identified compensation plans and practices against the evaluation framework and an identification of mitigating factors with respect to any such risks.

In particular, as a result of the assessment we noted that:

•

Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees

•

Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance; between cash and equity compensation; and with long-term incentive performance targets being established at the beginning of each of our overlapping three year performance periods to reduce the incentive to maximize performance during any one year

•	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different than the long-term performance measures

•

Executives and directors are subject to stock ownership and retention guidelines which require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, the CEO and directors must retain 75% of after tax shares for one year following settlement of equity compensation awards and other NEOs must retain 50% of such shares for one year following settlement of equity compensation awards. As of July 11, 2014, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their more recent appointments, Mr. Donnelly and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

•	Medtronic has in place policies designed to recoup improper payments or gains from incentive and equity compensation paid or granted to executives

Finance Committee

•	Reviews and approves management’s recommendations to the Board for significant capital expenditures

•	Reviews, approves and monitors significant strategic transactions

•	Reviews and oversees management’s plans and objectives for the capitalization of the Company

•	Reviews and approves management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies

•	Reviews and approves management’s recommendations to the Board regarding dividends

•	Reviews and approves management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock

•	Reviews and approves management’s recommendations for the Corporate Cash Investment Policy

•	Reviews management’s decisions regarding certain financial aspects of the Company’s employee benefit plans

•	Reviews and oversees the Company’s tax strategies

•	Reviews with management the Company’s strategies for management of significant financial risks and contingent liabilities

•	Reviews and recommends to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

Nominating and Corporate Governance Committee

•	Identifies, evaluates and recommends to the Board individuals for the Board to nominate for election as directors

•	Formulates and administers policies and procedures for identifying, evaluating and recommending director candidates, including nominees recommended by shareholders

•	Reviews and makes recommendations to the Board whether members of the Board should stand for re-election

•	Considers any resignation offered by a director

•	Develops an annual evaluation process for the Board and its committees

•	Recommends to the Board directors to serve as members of each committee and recommends any changes to the Board or standing committees that the Committee believes desirable

•	Monitors emerging corporate governance trends and oversees and evaluates the Company’s corporate governance policies and programs

•	Recommends to the Board corporate governance guidelines

•	Reviews shareholder proposals and recommends to the Board proposed Company responses to such proposals

•

Reviews the Company’s Standards for Director Independence, recommends any desirable modifications to the standards, and provides at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors

•	Reviews at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determines which directors are “financial experts”

•	Oversees and reviews on a periodic basis the continuing education program for directors and the orientation program for new directors

•	Determines director compensation and benefits

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Corporate Secretary in writing at Medtronic’s offices at 710 Medtronic Parkway, Minneapolis, MN 55432. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, it considers candidates from a variety of sources, including using third-party search firms, to assist it to identify, evaluate and conduct due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Principles of Corporate Governance. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s amended articles of incorporation, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 79 of this proxy statement.

Quality and Technology Committee

•	Provides assistance to the Board in its oversight of product quality and safety, scientific and technical direction, and human and animal studies

•

Oversees risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators (including the U. S. Food and Drug Administration (“FDA”) and various notified bodies); and review of important product quality issues and field actions

•

Oversees the innovation strategy of the Company, including an assessment of portfolio competitive superiority and disruptive technology impacts; approach to new mark creation; monitoring overall effectiveness of research and development; a periodic targeted review of the IP strategy and portfolio; a technology evaluation of potential acquisitions for alignment with corporate strategy; and an assessment and evaluation of the economic value proposition of new and existing products

•	Oversees risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

Director Compensation

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2014. No additional compensation was provided to Mr. Ishrak for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Richard H. Anderson	$103,516	$140,012	$243,528
Scott C. Donnelly(2)	$65,714	$115,052	$180,766
Victor J. Dzau	$80,000	$140,012	$220,012
Shirley Ann Jackson	$99,000	$140,012	$239,012
Michael O. Leavitt	$83,379	$140,012	$223,391
James T. Lenehan	$90,000	$140,012	$230,012
Denise M. O’Leary	$80,000	$140,012	$220,012
Kendall J. Powell	$101,484	$140,012	$241,496
Robert C. Pozen	$95,000	$140,012	$235,012
Preetha Reddy(3)	$60,000	$105,009	$165,009
Jack Schuler(4)	$27,555	$45,409	$72,964

(1)	These numbers reflect pro-rata payments as a result of changes in committee assignments during the fiscal year.

(2)	Mr. Donnelly’s compensation was pro-rated as a result of his appointment to the Board effective July 2013.

(3)	Ms. Reddy’s compensation was reduced by 25% due to her attendance of less than 75% of applicable meetings during the fiscal year.

(4)	Mr. Schuler retired from the Board effective August 22, 2013.

Fees Earned or Paid in Cash.    The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service (prorated for partial year’s service). For fiscal year 2014, the Board’s annual cash retainer was $80,000.

In addition, the Chairs of each of the Nominating and Corporate Governance, Compensation, Finance and Quality and Technology Committees received an annual cash stipend of $10,000. The Chair of the Audit Committee received a cash stipend of $19,000, while all non-chair members of the Audit Committee received an annual cash stipend of $5,000. Finally, the Lead Director received an annual cash stipend of $20,000.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 17 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards.    Directors are granted deferred stock units on the first business day of the fiscal year in an amount equal to $140,000 (on a pro-rata basis for participants who are directors for less than the entire preceding plan year and reduced by 25% for those directors who failed to attend at least 75% of the applicable meetings during such fiscal year) divided by the fair market value of a share of Medtronic common stock on the date of grant. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions. The stock awards column represents aggregate grant date fair value of the deferred stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation. Stock Holdings. Non-employee directors held the following shares of restricted stock, stock options, and deferred stock units as of April 25, 2014:

Non-Employee Director	Restricted Stock	Stock Options	Deferred Stock Units
Richard H. Anderson	—	20,043	23,711
Scott C. Donnelly	—	0	0
Victor J. Dzau	—	9,636	15,827
Shirley Ann Jackson	—	8,336	24,528
Michael O. Leavitt	—	0	4,553
James T. Lenehan	—	10,471	17,791
Denise M. O’Leary	—	20,043	25,761
Kendall J. Powell	—	10,061	16,954
Robert C. Pozen(1)	—	4,484	21,271
Preetha Reddy	—	0	1,826

(1)	Does not include 6,714 stock options transferred to adult children.

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic, Inc. Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after tax shares for one year following settlement of equity compensation awards. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after receipt of the shares or until the ownership guidelines are met. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of April 25, 2014, all directors were in compliance with the stock ownership and retention policy; however, due to their more recent appointments, Mr. Donnelly and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

Deferrals.    Directors may defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld, and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) Plan.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Shareholders may also communicate with our independent directors via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic, through management or our legal counsel or by using Medtronic’s confidential compliance line. Our Code of Ethics for Senior Financial Officers, which is a part of the Code of Conduct, includes certain specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the Corporate Governance caption in the Investors section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

SHARE OWNERSHIP INFORMATION

Significant Shareholders    The following table shows information as of June 23, 2014, concerning each person who is known by us to beneficially own more than 5% of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(1)	63,862,566	N/A	6.4%
The Vanguard Group, 100 Vanguard Blvd, Malvern, PA 19355(2)	54,957,854	N/A	5.5%

(1)

The information for security ownership of this beneficial owner is based on a Schedule 13G/A filed by BlackRock, Inc. on January 30, 2014. Based upon 996,192,332 shares outstanding as of June 23, 2014, the shareholder beneficially owns approximately 6.41% of our shares outstanding.

(2)

The information for security ownership of this beneficial owner is based on a Schedule 13G file by The Vanguard Group on February 11, 2014. Based upon 996,192,332 shares outstanding as of June 23, 2014, the shareholder beneficially owns approximately 5.52% of our shares outstanding.

Beneficial Ownership of Management    The following table shows information as of June 23, 2014 concerning beneficial ownership of Medtronic’s common stock by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(7)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	66,490	46,168
Michael J. Coyle(2)	259,549	232,321
Scott C. Donnelly(3)	2,204	1,959
Victor J. Dzau, M.D.	27,847	27,847
Gary L. Ellis	681,861	589,337
Omar Ishrak	595,533	528,941
Shirley Ann Jackson, Ph.D.	36,138	35,248
Michael O. Leavitt	6,937	6,937
James T. Lenehan	43,646	30,646
Christopher J. O’Connell	460,729	394,798
Denise M. O’Leary	54,240	48,189
Kendall J. Powell(4)	32,399	29,399
Robert C. Pozen(5)	52,839	28,139
Preetha Reddy	3,614	3,614
Carol A. Surface	6	0
Directors and executive officers as a group (20 persons)(6)	2,720,254	2,336,932

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his adult son. Includes 4,800 shares held by Mr. Anderson’s spouse’s trust.

(2)	Includes 3,739 shares held by Mr. Coyle’s spouse and 250 shares held by family trust.

(3)	Includes 245 shares held by Mr. Donnelly’s spouse’s trust.

(4)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.

(5)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.

(6)

As of June 23, 2014, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately .27% of the shares outstanding.

(7)

Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting within 60 days (on or before August 22, 2014) and the right to receive shares for deferred stock units within 60 days (on or before August 22, 2014) upon a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance    Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2014 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview

Medtronic’s Compensation Discussion and Analysis (“CD&A”) provides information about the Company’s business environment, executive compensation philosophy, and the components of its compensation programs for the Named Executive Officers (“NEOs”) noted below. This information helps readers better understand the Summary Compensation Table disclosure that follows after the CD&A.

Fiscal Year 2014 Named Executive Officers

Omar Ishrak	Chairman and Chief Executive Officer

Christopher J. O’Connell	Executive Vice President and President, Restorative Therapies Group

Michael J. Coyle	Executive Vice President and President, Cardiac and Vascular Group

Gary L. Ellis	Executive Vice President and Chief Financial Officer

Carol A. Surface	Senior Vice President and Chief Human Resources Officer

CD&A Executive Summary

Medtronic Business Overview

Medtronic is the world’s largest medical technology company, offering an unprecedented breadth and depth of innovative therapies to fulfill our Mission of alleviating pain, restoring health, and extending life. Last year, more than 10 million people benefited from our medical therapies, which treat cardiac and vascular diseases, diabetes, and neurological and musculoskeletal conditions.

With a global reach that extends to more than 140 countries, Medtronic’s Leadership must have a deep understanding of many universal healthcare challenges. Leaders leverage our experience, extensive partnerships, and the passion of more than 49,000 employees (including full-time equivalent employees) to help transform healthcare worldwide by improving outcomes, expanding access, and enhancing value.

Executive Compensation Philosophy

Our executive compensation programs aim to attract and retain talented executives through competitive pay and benefits as well as aligning compensation with Company performance through a strong pay for performance approach.

•

We attract and retain talented executives by providing market competitive compensation consisting of base salary, target annual cash incentives, and target long-term cash and equity incentives, which we refer to as target total direct compensation (TTDC). We couple TTDC with comprehensive benefits to support retirement, health and wellness, and other life events. Medtronic’s Compensation Committee benchmarks compensation with a special focus on a select group of companies that best represent our competitive talent market.

•	We emphasize pay for performance by basing least 75% of TTDC on short-term and long-term financial incentives with a heavy emphasis on long-term performance.

•

The goals used for both short-term and long-term incentives align executives with shareholder goals by using annual and three-year performance measures that drive shareholder value. Short-term and long-term incentive goals are derived from Medtronic’s Board-approved annual operating plan and Board-approved long-term strategic plan, respectively.

•	We also emphasize a culture of quality through executives’ annual incentive plan. Payouts are reduced if a quality compliance performance threshold is not achieved. The modifier cannot increase payouts under the annual incentive plan. For fiscal year 2014, the quality modifier was based on reductions in U.S. Food and Drug Administration inspection observations and preventing warning letters; and is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

The members of the Compensation Committee are all independent directors, and they work closely with an independent outside compensation consulting firm, Frederic W. Cook & Co., Inc. (“Independent Consultant”), to ensure that they approach executive compensation planning with rigor and independence. The Independent Consultant confirms that Medtronic has a competitive, pay for performance compensation program with no problematic pay practices.

Overview of Executive Compensation Components

The following table summarizes the components and approximate weighting of TTDC for the Company’s NEOs:

Component	Purpose	Basic Design
Base Salary Weight: Up to 23%	• Market competitive cash compensation	• Targeted at the median of executive compensation comparison group

Annual Incentive Plan (Cash) Weight: Up to 19%	• Pay for performance against annual operating plan goals

•   Targeted at the median of comparison group with actual pay between 0% – 200% of target

•   No minimum guaranteed payout

•   Actual payout based on performance against three equally weighted annual performance goals approved by the Board of Directors:

-   Revenue Growth

-   Earnings per Share (EPS) Growth

-   Cash Flow

Long-Term Incentive Plan

Restricted Stock Units Weight: 19% or Greater	• Stock Ownership and retention component

•   Targeted at the median of executive compensation comparison group

•   Granted annually, vest 100% on 3rd anniversary of grant date

•   Vesting is dependent on achieving a 3-year EPS cumulative compound annual growth threshold

•   Subject to clawback and forfeiture policy

•   Subject to stock ownership policy

Stock Options Weight: 19% or Greater	• Component to align pay for performance with shareholder value creation

•   Targeted at the median of executive compensation comparison group

•   Granted annually, vest 25% per year starting on 1st anniversary of grant date

•   Subject to clawback and forfeiture policy

•   Subject to stock ownership policy

Component	Purpose	Basic Design

Long-Term Performance Plan (Cash) Weight: 19% or Greater	• Component to align a portion of cash compensation to longer-term strategic financial goals

•   Targeted at the median of comparison group with actual paid between 0% - 200% of target

•   Granted annually

•   Overlapping three fiscal year performance periods

•   Goals set at the start of each performance period

•   No minimum guaranteed payout

•   Actual payout based on performance against two equally weighted, Board- approved long-term goals:

-   Cumulative Revenue Growth

-   Return on Invested Capital

Benefits	• Provide executives with market competitive benefits to support health, retirement, and other life events

•   Retirement Plan

•   Supplemental Retirement and Deferred Compensation Plans

•   Health/Wellness Plan

•   Life and Disability Plan

•   Same programs offered to broad based employee population with the exception of an Executive Physical Exam

Perquisites (Cash)	• $40,000 for CEO • $24,000 for other NEOs	• Paid annually • Modest perquisite to cover expenses such as financial and tax planning, memberships, etc. • No tax gross-up

Important Notes about Executive Compensation Components

We maintain the following compensation practices, which demonstrate our commitment to strong corporate governance:

•

Change-in-Control Policy:    Compensation and benefits under Medtronic’s Change-in-Control (CIC) policy, which also includes equity awards that are replaced in connection with a change in control, are not triggered solely by a CIC event (“single trigger”). The compensation and benefits only apply in the event of a CIC when a participant is involuntarily terminated, without cause, or where a participant terminates employment for good reason, within a limited time period following the CIC (“double trigger”). Medtronic’s CIC policy also does not provide for any “golden parachute” excise tax gross-up;

•

Stock Ownership Policy:    Our policy requires the CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and other NEOs to maintain Medtronic stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, executives must retain the same percentages of after-tax shares for one year following settlement of equity compensation awards. As of July 11, 2014, all NEOs are in compliance with the stock ownership and retention guidelines.

•

Forfeiture Policy:    Medtronic’s Stock Award and Incentive Plan provides that stock awards are forfeited when an NEO terminates employment with Medtronic for any reason other than retirement, disability, death, or termination under specific circumstances related to a Change in Control;

•

Clawback Policy:    Compensation policies include significant penalties for misconduct including a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct. Misconduct includes, among other things, a violation of the Medtronic Code of Conduct, other fraudulent or illegal activity, violation of post-termination non-competition covenants, unauthorized disclosure of confidential information, and violation of business ethics or other business policies of Medtronic; and

•

Securities Trading Policy:    NEOs (along with others) are prohibited from engaging in short sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Consideration of “Say-on-Pay” and “Say-on-Frequency” Voting Results

The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of the 2013 shareholder “say-on-pay vote” in making compensation decisions during Fiscal Year 2014. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Through these discussions we have heard positive feedback about Medtronic’s executive compensation philosophy and the Proxy disclosure, and there were no concerns about pay practices. Based on this feedback and the 97% say-on-pay approval by shareholders in 2013, the Compensation Committee believes that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining Fiscal Year 2014 compensation actions.

The Compensation Committee and the Board continues to follow the results of the shareholder “say-on-frequency” vote at our 2011 annual meeting of shareholders. Because voters holding a substantial majority of shares expressed a preference for having a say-on-pay vote every year, the Board decided to hold annual say-on-pay votes. Therefore, our next say-on-pay vote will be held at our 2014 annual meeting of shareholders. We welcome the input of our shareholders on our compensation policies and compensation program at any time.

FY2014 Business Results

The company reported fiscal year 2014 revenue of $17.005 billion, an increase of 4 percent on a constant currency basis after adjusting for a $175 million negative foreign currency impact or 3 percent as reported. As reported, fiscal year 2014 net earnings were $3.065 billion or $3.02 per diluted share, a decrease of 12 percent and 10 percent, respectively. Fiscal year 2014 non-GAAP net earnings and diluted earnings per share were $3.868 billion and $3.82, flat and an increase of 2 percent, respectively. The GAAP to Non-GAAP reconciliation can be found on page 42 of this proxy statement.

Additionally, Medtronic’s annual incentive plan includes a quality compliance threshold that is intended to align management at all levels of the company with the highest standards of quality. The threshold is set to drive continuous improvement to the company’s already high standards for quality and for FY14, the company missed threshold by a small amount.

In light of these business results, the Company’s annual incentive plan paid NEO’s at 103.53% of their target award and the long-term performance plan paid at 91.12% of their target award. The Annual Incentive Plan percent of target payout includes a five (5) percentage point reduction for not achieving the minimum Quality Compliance Threshold. The chart below shows the relationship between actual performance as a percent of plan performance and actual award payout as a percent of target award payout.

Detailed calculations for the Annual Incentive Plan and the Long-Term performance Plan can be found on pages 40 and 41 of this proxy statement. In addition to ensuring that the annual and long-term cash incentive plan payouts align with performance, the Compensation Committee evaluates how the amount of annual cash compensation aligns with Medtronic’s performance when ranked against the executive compensation comparator companies. For purposes of this analysis, annual cash compensation represents the actual base salaries and annual bonuses paid for the last completed fiscal year. As shown in the table below for Fiscal Year 2014, Medtronic’s composite ranking of size, profitability, growth, and shareholder return (each component equally weighted) is at the 60th percentile. Medtronic’s ranking of total annual compensation for the CEO, CFO, and the average for other NEOs is lower than its performance ranking.

One-Year Average Size and Performance Composite Rank				Total Annual Compensation (TAC) Rank ($000)
Size	Profitability	Growth	Shareholder Return	CEO			CFO			Other Named Executive Officers
Johnson & Johnson (JNJ)	GILD	BCR	BSX	BMY	$5,486	150%	PFE	$2,894	144%	AMGN	$2,481	203%
Pfizer (PFE)	PFE	GILD	STJ	PFE	$5,176	129%	AMGN	$2,420	187%	PFE	$2,125	115%
Merck (MRK)	JNJ	JNJ	GILD	GILD	$5,113	150%	LLY	$2,266	137%	GILD	$2,091	150%
3M (MMM)	BCR	AMGN	AGN	AMGN	$5,089	187%	JNJ	$2,117	120%	JNJ	$1,785	122%
Abbott Laboratories (ABT)	MMM	MMM	BCR	ABT	$5,050	104%	BMY	$2,029	125%	LLY	$1,724	137%
Eli Lilly (LLY)	LLY	BMY	MMM	LLY	$4,377	137%	ABT	$1,882	85%	MRK	$1,710	94%
Amgen (AMGN)	AMGN	AGN	BMY	JNJ	$4,334	120%	MRK	$1,600	65%	BAX	$1,650	118%
Medtronic (MDT)	MDT	BAX	MRK	BAX	$4,219	113%	BAX	$1,578	134%	BMY	$1,570	122%
Bristol-Myers Squibb (BMY)	BMY	PFE	MDT	MMM	$3,781	117%	MMM	$1,577	117%	STJ	$1,481	110%
Gilead Sciences (GILD)	BAX	MDT	ZMH	MDT	$3,575	104%	GILD	$1,534	150%	MMM	$1,394	135%
Baxter International (BAX)	AGN	CFN	COV	AGN	$3,188	99%	MDT	$1,498	104%	ABT	$1,322	105%
Covidien (COV)	ZMH	ZMH	JNJ	MRK	$3,120	72%	COV	$1,458	101%	MDT	$1,317	104%
Stryker (SYK)	COV	LLY	BDX	COV	$2,817	101%	BSX	$1,169	115%	BCR	$1,282	172%
Becton Dickinson (BDX)	BDX	SYK	SYK	BCR	$2,543	98%	AGN	$1,123	100%	BDX	$1,225	107%
Allergan (AGN)	STJ	STJ	CFN	STJ	$2,476	114%	BCR	$957	97%	AGN	$1,068	103%
Boston Scientific (BSX)	ABT	COV	PFE	SYK	$2,365	97%	ZMH	$875	83%	COV	$1,059	109%
St. Jude Medical (STJ)	MRK	MRK	LLY	BDX	$2,155	109%	CFN	$832	66%	BSX	$1,001	113%
Zimmer Holdings (ZMH)	SYK	BDX	AMGN	BSX	$2,142	115%	BDX	$806	107%	ZMH	$944	93%
CareFusion (CFN)	CFN	BSX	BAX	CFN	$2,099	66%	SYK	$773	66%	SYK	$901	96%
C.R. Bard (BCR)	BSX	ABT	ABT	ZMH	$1,834	82%	STJ	$749	114%	CFN	$735	69%
MDT Rank = 67%	MDT Rank = 61%	MDT Rank = 54%	MDT Rank = 59%	MDT Rank = 54%			MDT Rank = 47%			MDT Rank = 44%
Medtronic Composite Rank = 60%				Medtronic Composite Rank = 48%

—	Medtronic Average Other Named Executive Officers represent Messrs. Coyle and O’Connell; Ms. Surface excluded because not a Named Executive Officer for the entire fiscal year 2014
—	Total Annual Compensation (TAC) consists of actual base salary paid and annual bonus earned for the last completed fiscal year as reported in the Summary Compensation Table

Summary of Fiscal Year 2014 Compensation Actions

Medtronic uses the same philosophy and process for all employees to align pay with performance. Base salary is positioned within a market median range to ensure competitive compensation based on individual employee factors such as performance, potential, expertise, and experience. The majority of employees receive base salary increases that are aligned with the rate of increase in their market median range. Higher performing employees are eligible to receive larger increases to position salary higher in the market range.

Incentive plan target payouts are positioned at the median of the market with the expectation that actual incentive payouts will appropriately reflect performance against the incentive plan goals.

The following summarizes the NEO compensation actions for Fiscal Year 2014, based on the competitive market median compensation data, company performance, and individual performance for Fiscal year 2013:

FY2014 Target Direct Compensation Changes:

NEO	FY14 Salary Increase	FY13 MIP Target	FY14 MIP Target	FY13 LTIP Target	FY14 LTIP Target
Omar Ishrak	4%	140%	140%	$8.5M	$9.2M
Gary L. Ellis	8%	90%	90%	$2.4M	$2.5M
Christopher J. O’Connell	7%	85%	85%	$2.2M	$2.5M
Michael J. Coyle	8%	85%	85%	$2.2M	$2.3M
Carol A. Surface	N/A	N/A	85%	N/A	$1.4M

Appointment of Chief Human Resources Officer:

Carol Surface, PhD, joined Medtronic in October in the role of Chief Human Resources Officer. Ms. Surface joined from Best Buy where she held the Chief Human Resources Officer position. The Compensation Committee, advised by the Independent Consultant, reviewed competitive market data to establish Ms. Surface’s compensation package. In addition, one-time new hire components were provided to offset outstanding, unpaid incentive awards at Ms. Surface’s previous employer. The following table summarizes the material components of Ms. Surface’s FY14 compensation:

Component	Amount	Comment
Base Salary	$550,000	Market Median
Annual Incentive Target	85% of Base Salary	Market Median
Long-Term Incentive Target	$1,425,000	Market Median
One-Time Restricted Stock Unit Grant	$3,325,000	Offset lost equity
One-Time Cash Sign-on Bonus	$475,000	Offset lost annual incentive

CEO Compensation Pay for Performance Analysis for Fiscal Year 2014

The chart below shows the relationship between Total Shareholder Return and CEO total compensation as reported in this Proxy’s Summary Compensation Table. The information shows that past and present CEO compensation for the last completed five fiscal years was aligned to the Company’s total shareholder return (TSR) over that same time period as well as compared to the total compensation median from Medtronic’s Executive Compensation Comparator Group.

Excluding the effect of one-time, sign-on cash and equity awards for Mr. Ishrak in FY2012, the chart shows that CEO total compensation remained relatively flat from FY2010 through FY2011, in line with a flat TSR over the same time period, decreased in FY2012 in line with a decrease in TSR, and increased from FY2013 through FY2014, in line with the increase in TSR over the same time period. From FY2010 through FY2013, CEO total compensation was conservatively positioned relative to the median total compensation for Medtronic’s executive compensation comparator group, and in FY2014 CEO total compensation was positioned at the median of this group. The one-time, sign-on cash and equity awards for Mr. Ishrak in FY2012 represent a common approach to offset the value of forfeited compensation and benefit value at Mr. Ishrak’s former employer and do not represent components of ongoing total compensation.

The following section provides more detailed information about our executive compensation for Fiscal Year 2014.

CD&A DETAILED INFORMATION

This section of the CD&A provides details about Medtronic’s executive compensation program design, which was summarized in the preceding Executive Summary section. The section begins with two charts showing the mix of TTDC components, one for the CEO and one for the average of the other NEOs, followed by detailed descriptions of each component with relevant Fiscal Year 2014 information:

Component Mix of Target Total Direct Compensation

Fiscal Year 2014 Compensation and Incentive Plan Design

Fiscal Year 2014 Annual Base Salaries:    Our philosophy is to maintain base salary within a competitive median range. The range allows for pay decisions to take into account individual factors such as performance, potential, expertise, and experience. This is the same approach that is used for all employees.

To establish the median range, the Independent Consultant reporting to the Compensation Committee analyzes proxy information from the executive compensation comparator companies approved by the Committee as the best companies to benchmark competitive pay for Medtronic executives. The analysis identifies the median range using a regression formula to adjust for compensation differences attributed to company size. The Consultant presents to the Committee the analysis that identifies the median base salary range for the CEO and each NEO. Using this market data, the Committee approves base pay increases to maintain base salary within the median range, again, taking into account individual factors such as performance, potential, expertise, and experience.

The table below shows the Fiscal Year 2014 base salary increases for the CEO and each NEO.

Name	FY2013 Salary (000’s)		FY2014 Salary (000’s)	% Increase
Omar Ishrak		$1,404	$1,460	4%
Gary L. Ellis		$717	$776	8%
Christopher J. O’Connell		$631	$676	7%
Michael J. Coyle		$671	$726	8%
Carol A. Surface	$	N/A	$550	N/A

Fiscal Year 2014 Annual Incentive Target Pay:    Using the same analytical approach described for the annual base salary, the Independent Consultant to the Compensation Committee identifies the median range for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. For Fiscal Year 2014, Medtronic did not make changes to CEO or NEO target annual incentive pay that was established in Fiscal Year 2013. The table below shows CEO and NEO target annual incentive pay as a percentage of base salary.

Name	FY2013 MIP Target	FY2014 MIP Target	% Increase
Omar Ishrak	140%	140%	0%
Gary L. Ellis	90%	90%	0%
Christopher J. O’Connell	85%	85%	0%
Michael J. Coyle	85%	85%	0%
Carol A. Surface	N/A	85%	N/A

Fiscal Year 2014 Annual Incentive Plan Design:    Our incentive plan design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and Medtronic management. The review considered shareholder feedback, competitive benchmarking, and Medtronic’s short-term and long-term strategic imperatives. The following details the key design elements:

•	Payout range aligned with market practice. Payout for each incentive plan component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive.

•	Results below the minimum performance level for a component pay 0% of target incentive for that component. There is no minimum guaranteed payout.

•

Diluted Earnings Per Share performance is a total plan payout qualifier. Results below the minimum performance level for the diluted EPS component result is no plan payout regardless of results for the other components.

•

Target incentive is paid at 100% achievement of three financial targets. As detailed in the next section, these three targets come directly from the Board-approved Annual Operating Plan and represent the best financial measures of annual executive performance expectations.

Fiscal Year 2014 Annual Incentive Plan Performance Measures:    At the Compensation Committee’s June 2013 meeting, the Committee approved the targets for each of the three equally weighted performance measures, which come directly from Medtronic’s Board-approved Annual Operating Plan.

The following provides details about the performance measures, including a comparison to Medtronic’s executive compensation comparator company median (if available):

Measure	Rationale	Performance Target	Weight
Revenue Growth (Constant Currency)	Top line growth continues to be a key Company strategy, reflecting market development, market penetration, and market share performance	3.5% growth over Prior Year	1/3 of Payout

Diluted Earnings Per Share Growth (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders	$3.84 Per Share; 3.8% over Prior Year	1/3 of Payout

Cash-Flow Indicator	Cash flow generated from operations plus management of short-term receivables, inventory, and payables is a key driver of Medtronic’s ability to re-invest and provide returns to shareholders	$3.802 Billion	1/3 of Payout

Quality Compliance Modifier	Maintain high quality system compliance measured through FDA inspection results	Maximum Score of 25 Points	Reduces payout by five (5) percentage points

For purposes of the annual incentive calculation, “diluted earnings per share” refers to non-GAAP diluted earnings per share, a measure which includes adjustments for certain charges. A reconciliation of the GAAP to non-GAAP diluted earnings per share is included in the “Adjustments of EPS Results applicable to Short and Long-Term Incentives” section on page 42.

Revenue Growth is defined as the annual growth rate in revenue excluding the effects of foreign exchange rates. The result is expressed as a percentage growth rate.

Cash Flow Indicator is defined as profit after tax exclusive of special charges, plus or minus changes in accounts receivable, inventories, and accounts payable. The cash flow indicator only includes changes in assets and liabilities that best reflect annual operations. This calculation excludes the effects of foreign exchange rates.

Quality Compliance Modifier Performance Threshold uses a score measured as follows:

FDA Inspections = Average Number of Findings per Inspection X 10 points

Non-Material FDA Warning Letter = 1 point per finding

Material FDA Warning Letter = 25 points

Fiscal Year 2014 Long-Term Incentive Plan (LTIP) Target Pay:    Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies the median range for long-term incentive target pay for the CEO and each NEO. Target LTIP is expressed as a fixed dollar value from which the underlying shares are determined based on the market price at the close of business on the grant date.

The target is split equally between three LTIP components; stock options, restricted stock units, and a three-year cash incentive planned called the Long-Term Performance Plan (LTPP). For example, the hypothetical target LTIP of $2,400,000 would be granted as $800,000 stock options (full-value equivalent), $800,000 restricted stock units, and $800,000 under the LTPP. Note that stock options are stated in a full-value equivalent, using a four-to-one conversion ratio for the purposes of setting the LTIP target. This value conversion ratio will differ from Medtronic’s Black-Scholes grant date valuation used for accounting expense purposes under FASB ASC Topic 718.

At the June 2013 Compensation Committee meeting, LTIP targets were approved for Fiscal Year 2014. The following table shows the target pay for LTIP awards granted in Fiscal Year 2014 compared to Fiscal Year 2013.

Name	FY2013 LTIP Target (000’s)		FY2014 LTIP Target (000’s)	% Increase
Omar Ishrak		$8,450	$9,200	8.9%
Gary L. Ellis		$2,400	$2,500	4.2%
Christopher J. O’Connell		$2,200	$2,500	13.6%
Michael J. Coyle		$2,200	$2,300	4.5%
Carol A. Surface	$	N/A	$1,425	N/A

Fiscal Year 2014 Long-Term Incentive Plan Components:

Stock Options:    Stock options are a performance-based compensation component that ties one-third of the target LTIP value to stock price appreciation and shareholder value creation. Stock options only have value when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the Medtronic market close stock price on the date of grant. Stock options have a ten year term and vest in equal increments of 25% each year beginning one year after the date of grant.

Restricted Stock Units (RSU):    Restricted stock units represent the second one-third of the target LTIP value that is primarily intended to deliver a market competitive level of Medtronic stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date. Unlike the more commonly used time-based RSUs, Medtronic’s RSUs include a three-year minimum performance threshold that must be met before the RSUs vest. For Fiscal Year 2014 RSU grants, the performance threshold was set at an Earnings Per Share cumulative compound annual growth rate (cumulative CAGR) of 3%. The threshold is intentionally less than Medtronic’s target performance, consistent with the primary stock ownership intention of RSU grants; however, the cumulative CAGR is still a challenging performance threshold.

Long-Term Performance Plan (LTPP):    LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. Our LTPP design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and Medtronic management. The review considered shareholder feedback, competitive benchmarking, and Medtronic’s short-term and long-term strategic imperatives.

The primary intent is to tie the final one-third of target long-term incentive pay to longer term financial performance measures that are not influenced by variability in the stock market. LTPP pays a cash award after the end of the three fiscal year performance period, provided a minimum level of diluted EPS is attained. A new LTPP award grant and performance period is established at the beginning of each Fiscal Year, as part of the LTIP award grant. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

The following details the key design elements:

•	Use two measures: three-year revenue growth and three-year return on invested capital (“ROIC”);

•	Align payout range with market practice. Payout for each component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive;

•	Performance below the minimum threshold for each component pays 0% of target;

•

Revenue growth aligns with expectations communicated to shareholders. Revenue growth is measured using GAAP reported results to reflect organic and acquired growth, but excludes the effects of foreign currency exchange rates;

•	ROIC uses non-GAAP reported results, typically excluding one-time charges but including operating results from acquisitions and divestitures to reinforce accountability for investment decisions; and

•	ROIC and Revenue Growth are equally weighted (50% each) so that the two measures balance each other.

Fiscal Year 2014 — 2016 LTPP Performance Measures and Targets:    The Compensation Committee approved the LTPP performance measures and targets for Fiscal Year 2014 — 2016 at the June 2013 meeting. The following table provides detailed information about each performance measure:

Measure	Rationale	Targets	Weight
Three-year Revenue Growth	Uses a cumulative compound annual growth rate (Cumulative CAGR) over three fiscal years, which is a more rigorous measure of sustained revenue growth.	5% Cumulative CAGR	50%
ROIC	ROIC measures all components of management’s responsibility to generate sustained, long-term returns on invested capital.	14% average ROIC	50%

Revenue growth is measured as a three-year cumulative compound annual growth at constant currency but otherwise including all other GAAP components. ROIC is measured as the GAAP, rolling 12 month profit after tax, excluding one-time items plus interest expense net of tax, divided by the difference of the three-year average asset base less average non-interest bearing liabilities.

Fiscal Year 2014 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2014 Annual Incentive Plan Results and Payouts:    The Committee reviewed performance against the incentive plan targets at its May, 2014 meeting and approved the resulting CEO and NEO annual incentive plan payout percentage and payments as follows:

Incentive Plan Payout Percentage:

Measure	Target		Result	Weight	% Payout
Revenue Growth	3.5%		3.5%	33.3%	33.50%
Earnings Per Share	$3.84		$3.82	33.3%	32.47%
Cash Flow Indicator	$3.802B		$3,908B	33.3%	42.57%
Total				100.0%	108.53%
Quality Compliant Modifier (Inspection Performance Score)	25 Points	(1)	28 Points	N/A	-5.00%

Final MIP Payout Percentage					103.53%

(1)	Results must be at or lower than the Target.

Incentive Plan Payments:

Name	FY14 Payout Percent	FY14 Target Incentive(1)	FY14 Actual Award(2)
Omar Ishrak	103.53%	140%	$2,116,385
Gary L. Ellis	103.53%	90%	$723,054
Christopher J. O’Connell	103.53%	85%	$594,883
Michael J. Coyle	103.53%	85%	$638,884
Carol A. Surface(3)	103.53%	85%	$484,003

(1)	Percent of annual base salary

(2)	Annual base salary multiplied by target incentive multiplied by payout percent

(3)	Per hire agreement, results based on eligible earnings equal to Ms. Surface’s full-year base salary for FY14.

Fiscal Year 2012 — 2014 Long-Term Performance Plan (LTPP) Payout Results:    At its May 2014 meeting, the Compensation Committee certified the results for the LTPP performance period that began in Fiscal Year 2012 and was completed at the end of Fiscal Year 2014. Payments of awards for this LTPP performance period were made during the first fiscal quarter of 2015 and can be found in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table on page 49.

The table below shows the Fiscal Year 2012 — Fiscal Year 2014 LTPP performance goals, results, and calculated payout.

Year	Relative Revenue Growth(1)	ROIC(2)
FY2012	4.4%	14.2%
FY2013	2.5%	14.1%
FY2014	2.5%	13.3%
Total/Average	3.1%	13.8%

Relative Revenue Percentile Rank	44th Percentile	13.8%

FY2012 — FY2014 Target	50th Percentile	14.0%
Payout Level	88.89%	95.62%
Objective Weight	67%	33%
Weighted Payout Percent	59.56%	31.56%
Total Payout as a Percent of Target		91.12%

(1)

Three-year relative revenue growth is ranked against a select peer group of 19 companies. These 19 companies include the same companies as the Executive Compensation Peer Companies except that pharmaceutical companies and companies not in the health care industry are excluded. The target performance for the three-year relative revenue growth measure is set at the 50th percentile of the comparator companies. Results are interpolated to pay the maximum award at the 75th percentile and the minimum award at the 25th percentile. Performance below the 25th percentile results in no payout for this component. Results are calculated as a cumulative compound annual growth rate and reported in accordance with GAAP excluding the Physio-Control divestiture.

(2)	Three-year average ROIC is measured against an absolute target, which is established based on Medtronic’s AOP and analysis of Medtronic comparator companies.

Adjustments of EPS Results applicable to Short and Long-Term Incentives

	Fiscal Year Ended April 25, 2014	Explanation of Non-Recurring Adjustments
Diluted EPS, as reported	$3.02
Significant Non-Recurring Adjustments
Special charges	0.03	After-tax charitable cash donation made to the Medtronic Foundation.
Restructuring charges, net	0.06	After-tax charges related to the fiscal year 2014 restructuring initiative, charges related to the continuation of our fiscal year 2013 restructuring initiative partially offset by the reversal of previous restructuring charges related to our fourth quarter fiscal year 2013 restructuring initiative.
Certain litigation charges, net	0.69	After-tax certain litigation charges, net primarily related to the global patent settlement agreement with Edwards Lifesciences Corporation, accounting charges for probable and reasonably estimable INFUSE product liability litigation, patent and Other Matters litigation, and other litigation.
Acquisition-related items	0.08	Includes impairment of long-lived assets related to the Ardian acquisition, net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009 and IPR&D impairment related to a recent acquisition in the Endovascular business.
Certain tax adjustments	(0.06)	Represents a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the U.S. Internal Revenue Services (IRS). The years under review by the IRS were with respect to fiscal years 2009 through 2011.
Non-GAAP diluted EPS	$3.82

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the NEOs. All employees participate in the same health care plans, and Medtronic does not provide NEOs with any different or additional benefit plans, with the exception of a required executive physical exam and a business allowance. Medtronic NEOs are required to complete a physical exam annually and, in the event that requirement exceeds regular plan coverage, the executives can receive reimbursement for up to $2,000 of the cost that exceeds the regular plan coverage. Medtronic’s business allowance policy is described in detail below. The broad-based benefit plans include:

Qualified Retirement Plans:.    Medtronic sponsors a number of tax-qualified retirement plans for its employees. In the United States, Medtronic changed its retirement plans effective May 1, 2005 in order to provide then-current employees and employees hired after that date a choice of retirement plans. Employees hired prior to May 1, 2005 had the option of continuing in the final average pay pension plan referred to as the Medtronic Retirement Plan (MRP) or electing to participate in one of the new plans. Employees hired after that date choose to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account. The Personal Pension Account is a cash balance plan and, along with the MRP, is part of the Medtronic, Inc. Retirement Plan. The Personal Investment Account is part of the Company’s tax-qualified 401(k) Plan. Additional details regarding these plans are provided on page 57 of this proxy statement.

Supplemental Retirement Plans:.    The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including but not limited to the NEOs, with benefits which supplement those provided under certain of the tax-qualified plans maintained by Medtronic. The NRPS is designed to restore benefits lost under the Personal Pension Account, Personal Investment Account or the Medtronic Retirement Plan due to covered compensation limits established by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic, Inc. Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan:.    The Company provides all vice presidents, including our NEOs, and highly-compensated sales employees, with a market competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns.

Business Allowance:.    Medtronic does not provide any perquisites such as Company-provided automobiles, aircraft, club memberships, financial and tax advisors, etc. Medtronic provides NEOs with a market competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and Medtronic does not track an executive’s use of his or her business allowance. The annual business allowances provided to our NEOs in Fiscal Year 2014 ranged from $24,000 to $40,000. These amounts are sometimes a significant part of an expatriate’s total compensation. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The referenced amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control:.    Compensation in a change-of-control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change-of-control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change-of-control benefits should incent senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change-of-control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Other than Messrs. Coyle and Ishrak’s agreements, we do not have individual employment contracts with our NEOs relating to compensation other than those associated with a change of control.

Compensation Decision-Making Process

Role of Compensation Committee:

The Compensation Committee establishes Medtronic’s compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Governance of Medtronic — Compensation Committee” beginning on page 19 of this proxy statement.

Independent Compensation Consultant:

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates on compensation trends and regulatory developments, and counsels on program designs and specific compensation decisions related to our CEO and other executives.

In June 2013, the Compensation Committee adopted enhanced independence standards for outside consultants that mirror the New York Stock Exchange (“NYSE”) listing standards. This policy established an assessment framework to confirm and report on a consultant’s independence. It also requires a consultant to confirm its independent status according to the Compensation Committee’s standards. The Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis.

In light of the new NYSE listing standards, the Compensation Committee has considered the independence of the Independent Consultant. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from the Independent Consultant addressing its independence and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by the Independent Consultant, (ii) fees paid by us as a percentage of the Independent Consultant’s total revenue, (iii) policies or procedures of the Independent Consultant that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by the Independent Consultant and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions:

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The CEO is not present during Compensation Committee executive sessions, and does not make recommendations to the Compensation Committee, about his own compensation.

Executive Compensation Peer Companies and Competitive Market:

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating compensation programs including base salary, short-term and long-term incentives. In order to ensure the competitiveness of compensation programs, the Committee has established a peer group of companies for benchmarking purposes. The identification of these companies is based on discussions with, and recommendations from, Frederic W. Cook & Co., Inc. The selection criteria were based on companies in the health care equipment, pharmaceutical, and biotechnology industries that position Medtronic in the median range of the group, on average, in various measures of Company size. The following table lists Medtronic’s executive compensation peer group for Fiscal Year 2014, including Medtronic’s ranking relative to these companies based on financial data available at the time of consideration:

Company Name	Latest 4 Quarters ($Mil.)		Latest Quarter ($Mil.)		FYE Total Employees	12/31/2013 Market Capital.	Composite Percentile Rank
	Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity
Pfizer	$53,027	$18,966	$175,521	$77,969	91,500	$198,515	97%
Johnson & Johnson	$70,515	$18,589	$126,933	$69,804	127,600	$253,416	97%
Merck	$44,450	$8,900	$106,419	$47,419	83,000	$146,477	87%
3M	$30,689	$6,530	$33,604	$17,796	87,677	$94,426	77%
Abbott Laboratories	$27,030	$4,767	$44,132	$23,696	91,000	$59,265	76%
Amgen	$18,086	$6,193	$57,073	$21,728	18,000	$86,031	68%
Medtronic	$16,764	$4,936	$36,468	$18,744	46,659	$57,390	67%
Eli Lilly	$23,262	$5,823	$33,966	$16,887	38,350	$57,459	66%
Bristol-Myers Squibb	$16,135	$2,933	$36,804	$14,726	28,000	$87,538	61%
Baxter International	$14,644	$3,345	$25,250	$7,749	51,000	$37,769	55%
Gilead Sciences	$10,670	$4,497	$22,468	$10,884	5,000	$115,205	50%
Covidien	$10,235	$2,259	$19,918	$9,242	38,500	$30,834	48%
Stryker	$8,891	$2,099	$14,883	$8,737	22,010	$28,434	38%
Becton Dickinson	$8,054	$1,621	$12,149	$5,043	29,979	$21,435	31%
Boston Scientific	$7,126	$929	$16,917	$6,563	24,000	$16,093	29%
Allergan	$6,088	$1,874	$10,145	$6,086	10,800	$33,009	26%
St. Jude Medical	$5,451	$1,441	$9,965	$4,261	15,000	$18,078	18%
Zimmer Holdings	$4,563	$1,349	$9,357	$6,136	9,300	$15,934	14%
CareFusion	$3,543	$660	$8,492	$5,402	15,000	$8,462	8%
C.R. Bard	$3,021	$735	$4,165	$1,504	12,200	$10,433	5%
75th Percentile	$25,146	$6,008	$40,468	$19,762	67,000	$90,982
Mean	$19,236	$4,922	$40,430	$19,033	41,996	$69,674
Median	$10,670	$2,933	$22,468	$9,242	28,000	$37,769
25th Percentile	$6,607	$1,531	$11,147	$6,111	15,000	$19,756
Medtronic Rank	63%	68%	72%	74%	70%	56%

--	Companies are ranked in descending order based on overall average percentile rank
--	All financial and market data are taken from Standard & Poor’s Compustat Service
--	Revenue excludes nonoperating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income
--	Operating income (EBIT) excludes special items such as restructuring charges

Our objective is to establish market competitive compensation within a range on either side of the market median benchmark established for each position compared to our executive compensation peer group. The market median ranges are +/- 15% for base salary and target annual incentives and +/- 20% for Long-Term Incentives and Target Total Direct Compensation. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance.

In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO. Base salary decisions are based on these factors to ensure that salaries are market competitive as specified in Medtronic’s compensation philosophy.

Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk taking. While you should refer to the section entitled “Governance of Medtronic — Board Role in Risk Oversight” beginning on page 16 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

•

The NEOs are subject to stock ownership guidelines which require Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and the other NEOs to maintain Medtronic stock equal to three (3) times annual salary. As of July 11, 2014, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their more recent appointments, Mr. Donnelly and Ms. Reddy are continuing to make progress towards the required ownership guidelines;

•	Incentive plans are more heavily weighted towards long-term performance to reduce the incentive to impact adversely long-term performance in favor of maximizing performance in one year;

•	Improper payments or gains from incentives and equity compensation are subject to clawback;

•	Short-term and long-term cash incentive payments are capped at 200% of target payout;

•

Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, earnings per share, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative our long-term strategic expectations communicated to shareholders; and

•	The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances.

Share Ownership, Share Retention, and Clawback Policies

Equity Holding:    In Fiscal Year 2012, Medtronic implemented executive stock ownership and retention guidelines that require the CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and other NEOs to maintain Medtronic stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, the CEO must retain 75% of after tax shares for one year following settlement of equity compensation awards and other NEO’s must retain 50% of such shares for one year following settlement of equity compensation awards. For purposes of complying with the guidelines, stock is not considered owned if pledged as collateral for a loan. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members, after-tax “in the money” vested but unexercised stock options, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count towards the guideline. Compliance with these guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s common stock on the New York Stock Exchange for the six calendar months preceding the measurement date. As of July 11, 2014, all NEOs are in compliance with the stock ownership and retention policy. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Hedging and Pledging Policy:    Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in shorts sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Sale and Transfer of Awards:    All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under plans which specifically prohibit the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture:    Medtronic has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of the Medtronic, Inc. Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture:    The Company may require the return or forfeiture of cash and/or shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or twelve months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence determined by the Compensation Committee of the Board of Directors.

Tax and Accounting Implications

The Compensation Committee structures the annual and long-term incentive plans in a manner that is intended to preserve the Company’s tax deductions under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may authorize compensation arrangements that are not fully tax-deductible but which promote other important objectives that are in the long-term interests of Medtronic and its shareholders. For example, in certain circumstances, the payment of base salary or business allowance or the vesting of restricted stock units may not be fully deductible.

In addition, the Compensation Committee structures all deferred compensation within the meaning of Section 409A of the Internal Revenue Code in a manner that is intended to prevent NEOs from being subject to the excise tax under Section 409A. The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Kendall J. Powell, Chair Scott C. Donnelly	Richard H. Anderson Denise M. O’Leary

EXECUTIVE COMPENSATION

2014 SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2014 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Omar Ishrak	2014	$1,459,080	$0	$3,067,051	$2,658,962	$4,682,931	$198,207	$52,614	$12,118,846
Chairman and Chief Executive Officer	2013	$1,402,962	$0	$2,817,024	$2,099,144	$2,417,098	$165,917	$73,741	$8,975,886
	2012	$1,168,269	$1,553,042	$19,069,565	$2,150,585	$986,958	$0	$97,221	$25,025,639

Gary L. Ellis	2014	$774,866	$0	$833,009	$744,075	$1,452,014	$537,582	$34,940	$4,376,485
Senior Vice President and Chief Financial Officer	2013	$716,461	$0	$800,029	$615,487	$1,302,580	$401,356	$37,186	$3,873,099
	2012	$688,731	$0	$800,008	$632,116	$654,806	$424,302	$150,449	$3,350,412

Christopher J. O’Connell	2014	$675,135	$0	$833,009	$744,075	$1,262,793	$235,502	$35,340	$3,785,854
Executive Vice President & President, Restorative Therapies Group	2013	$630,212	$0	$734,014	$565,564	$1,168,604	$252,198	$37,776	$3,388,368
	2012	$589,769	$0	$734,015	$579,173	$382,243	$239,509	$124,710	$2,649,420

Michael J. Coyle	2014	$724,942	$0	$767,012	$686,416	$1,306,793	$—	$106,257	$3,591,420
Executive Vice President & President, Cardiac and Vascular Group	2013	$670,154	$0	$734,014	$565,564	$1,210,414	$—	$84,549	$3,264,695
	2012	$626,769	$0	$734,015	$579,173	$544,938	$—	$115,317	$2,600,212

Carol A. Surface	2014	$306,731	$475,000	$3,800,057	$412,634	$484,003	$—	$39,661	$5,518,086
Senior Vice President, Chief Human Resources Officer

Salary:    The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2014 Nonqualified Deferred Compensation Table on page 59 of this proxy statement. Each of the NEOs also contributed a portion of his/her salary to the Medtronic, Inc. Savings and Investment Plan, also referred to as the 401(k) Plan.

Bonus:    The bonus column represents the bonus payments made to certain NEOs. Ms. Surface’s 2014 amount represents a one-time $475,000 bonus intended to mitigate the loss of earned, but unpaid compensation, at her previous employer.

Stock Awards:    The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the numbers of restricted stock awards by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2014 Grants of Plan-Based Awards table on page 52 and the footnotes to the 2014 Outstanding Equity Awards at Fiscal Year End table on page 54 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

Option Awards:    The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimation:

	Stock Option Grant Date
	August 1, 2011	August 24, 2011	July 30, 2012	October 29, 2012	July 29, 2013	October 28, 2013
Fair value of options granted	$6.89	$6.53	$7.23	$8.05	$11.99	$12.52
Assumption used:
Risk-free rate(1)	1.83%	1.83%	0.91%	1.06%	1.88%	1.86%
Expected volatility(2)	25.95%	25.95%	26.31%	26.18%	25.20%	24.96%
Expected life(3)	6.4 yrs	6.4 yrs	6.5 yrs	6.5 yrs	6.4 yrs	6.4 yrs
Dividend yield(4)	2.78%	2.78%	2.68%	2.50%	2.02%	1.94%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.

(2)

The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock.

(3)

The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2014 Grants of Plan-Based Awards table on page 52 and the footnotes to the 2014 Outstanding Equity Awards at Fiscal Year End table on page 54 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

Non-Equity Incentive Plan Compensation:    This column reflects the MIP and LTPP payments earned by the NEOs during the applicable fiscal year(s) and payable subsequent to fiscal year end, including any amounts deferred under the Capital Accumulation Plan (which are included in the 2014 Nonqualified Deferred Compensation table on page 59 of this proxy statement). The table below reflects the compensation received by the NEO under each plan for the performance period ending through fiscal year 2014.

Name	MIP	2012-2014 LTPP	Total Non-Equity Incentive Plan Compensation
Omar Ishrak	$2,116,385	$2,566,546	$4,682,931
Gary L. Ellis	$723,054	$728,960	$1,452,014
Christopher J. O’Connell	$594,883	$667,910	$1,262,793
Michael J. Coyle	$638,884	$667,910	$1,306,793
Carol A. Surface	$484,003	$—	$484,003

For a more detailed description of the terms of the non-equity incentive plan awards, see page 36 of the Compensation Discussion and Analysis and the narrative disclosure following the 2014 Grants of Plan-Based Awards on page 52 of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings:    This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans. The change in the present value of the accrued pension benefit is impacted by variables such as additional years of service, age, pay and the discount rate (4.75% for fiscal 2014; up from 4.55% in fiscal year 2013) used to calculate the present value of the change. The pension values are calculated based on the accrued pension benefits (qualified plan and the non-qualified NRPS) as of April 25, 2014, and the fiscal year-end 2014 ASC 715 disclosure assumptions. Assumptions are described in Note 14 to our consolidated financial statements in our annual report for fiscal year 2014 accompanying this proxy statement. Mr. Ishrak’s value is currently an unvested benefit and subject to additional service requirements, please see the Pension Benefits table for more information.

All Other Compensation:    The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits(1)	Tax Gross-ups(2)	Registrant Contributions to Defined Contribution Plans(3)	Total
Omar Ishrak	2014	$41,674	$1	$10,940	$52,614
Gary L. Ellis	2014	$24,000	$0	$10,940	$34,940
Christopher J. O’Connell	2014	$24,400	$1	$10,940	$35,340
Michael J. Coyle	2014	$24,000	$2	$82,255	$106,257
Carol A. Surface	2014	$13,385	$0	$26,276	$39,661

(1)

This column represents the aggregate incremental cost of the executives’ business allowances, physical exams, and relocation expenses. The value of perquisites and other personal benefits for Mr. Ishrak includes a $40,000 business allowance, and relocation expenses. The value of perquisites and other personal benefits for Messrs. Ellis, O’Connell, Coyle includes a business allowance of $24,000 and for Mr. O’Connell the value also includes a reimbursement for expenses related to a physical exam. Ms. Surface’s amount reflects the prorated portion of her business allowance. All relocation expenses are subject to a clawback requirement if the employee leaves the Company before the second anniversary of the employee’s start of employment, the employee would have to repay all relocation expenses to Medtronic. The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for the use.

(2)	Tax gross-ups for Messrs. Ishrak, O’Connell and Coyle are related to Medtronic’s company-wide Healthy Incentive Rewards Program available to all employees.

(3)

This amount reflects the contribution by Medtronic to match contributions to the Medtronic, Inc. Savings and Investment Plan or 401(k) Plan. Medtronic matches employee contributions of up to 6% of eligible compensation. The plan makes a minimum contribution of $0.50 and a maximum contribution of $1.50, with any contribution over the minimum determined based on diluted EPS performance target levels. The fiscal year 2014 match of $0.715 was based on achievement of an adjusted diluted EPS of $3.82. Amounts for and Mr. Coyle and Ms. Surface also include $71,315 and $15,337, respectively, in Company contributions to the qualified defined contribution ($12,750 for each of Mr. Coyle and Ms. Surface) and nonqualified defined contribution plans ($58,565 for Mr. Coyle and $2,587 for Ms. Surface). For additional information on the nonqualified defined contribution plan, see the 2014 Nonqualified Deferred Compensation table on page 59.

2014 GRANTS OF PLAN-BASED AWARDS

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2014. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2014 Annual Incentive Plan Design” on page 37 and “Fiscal Year 2014 Long-Term Incentive Plan (LTIP) Target Pay” beginning on page 38 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (# of shares)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
				Threshold	Target	Maximum
Omar Ishrak	MIP			$340,772	$2,044,224	$4,088,448
	LTPP			$766,500	$3,066,000	$6,132,000
	OPT	07/29/2013	06/20/2013					221,765	55.32	$2,658,962
	PBRSU	07/29/2013	06/20/2013				55,442			$3,067,051
Gary L. Ellis	MIP			$116,423	$698,400	$1,396,800
	LTPP			$208,250	$833,000	$1,666,000
	OPT	07/29/2013	06/20/2013					60,250	55.32	$722,398
	OPT	07/29/2013	06/20/2013					1,808	55.32	$21,678
	PBRSU	07/29/2013	06/20/2013				15,058			$833,009
Christopher J. O’Connell	MIP			$95,786	$574,600	$1,149,200
	LTPP			$208,250	$833,000	$1,666,000
	OPT	07/29/2013	06/20/2013					60,250	55.32	$722,398
	OPT	07/29/2013	06/20/2013					1,808	55.32	$21,678
	PBRSU	07/29/2013	06/20/2013				15,058			$833,009
Michael J. Coyle	MIP			$102,871	$617,100	$1,234,200
	LTPP			$191,750	$767,000	$1,534,000
	OPT	07/29/2013	06/20/2013					55,441	55.32	$664,738
	OPT	07/29/2013	06/20/2013					1,808	55.32	$21,678
	PBRSU	07/29/2013	06/20/2013				13,865			$767,012
Carol A. Surface	MIP			$77,932	$467,500	$935,000
	LTPP			$118,750	$475,000	$950,000
	OPT	10/28/2013	08/22/2013					32,958	57.65	$412,634
	PBRSU	10/28/2013	08/22/2013				8,240			$475,036
	RSU	10/28/2013	08/22/2013				57,676			$3,325,021

MIP = Annual performance-based plan award granted under the Medtronic, Inc. Executive Incentive Plan

LTPP = Long-term performance plan award granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan or the predecessor 2008 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan or the predecessor 2008 Stock Award and Incentive Plan

PBRSU = Performance-based restricted stock units granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan or the predecessor 2008 Stock Award and Incentive Plan

RSU = Restricted stock units granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan

Estimated Future Payouts Under Non-Equity Incentive Plan Awards:    Amounts in these columns represent future potential cash payments under the 2014-2016 LTPP and 2014 MIP at threshold, target and maximum performance. The LTPP provides for annual grants that are earned over a three-year period. Earned payouts under the LTPP can range from 25% to 200% of the target grant based on the Company’s 3-year performance relative to the following metrics: three-year cumulative compounded annual revenue growth rate and ROIC (rolling 12-month profit after tax excluding one-time items plus interest expense net of tax all divided by the difference of Average Asset Base and Average Non-Interest Bearing Liabilities for each year averaged over the three-year period). Earned payouts under the MIP can range from 17% to 200% of the target grant based on Company performance relative to annual revenue growth, diluted EPS, a cash flow measure, and a quality performance modifier as described on page 38 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the respective LTPP and MIP. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $10 million. Both the MIP and LTPP have separate diluted EPS goals to support the Company’s compliance with Section 162(m).

Estimated Future Payouts Under Equity Incentive Plan Awards:    Amounts in this column represent grants of performance-based restricted stock units (PBRSUs). PBRSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS threshold growth rate. Unvested PBRSUs receive dividend equivalent units (“DEUs”) which are credited and added to the share balance. DEUs are only paid to the extent the underlying PBRSUs are earned. This column also includes a grant of restricted stock units (RSUs) to Ms. Surface in connection with her joining the Company. The RSUs will vest over four years and are subject to Ms. Surface’s continued employment with the Company.

All Other Option Awards/Exercise or Base Price of Option Awards:    The exercise or base price of the stock option grant represents the closing market price of Medtronic common stock on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four year period.

Grant Date Fair Value of Stock and Option Awards:    This column represents the grant date fair value of each equity award granted in fiscal year 2014 computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used in calculating the amount recognized for stock options granted on July 29, 2013 and October 28, 2013, see page 50 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2014. The market or payout value of unearned shares, units or other rights that have not vested equals $58.21, which was the closing price of Medtronic’s common stock on the New York Stock Exchange on April 25, 2014, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	OPTION AWARDS					STOCK AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Grant Date	Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
		Exer- cisable	Unexer- cisable				Number (#)(1)	Market Value ($)	Number (#)(1)	Market or Payout Value ($)
Omar Ishrak	08/24/2011	161,506	161,507	34.88	08/24/2021	06/13/2011	266,733	15,526,528
	07/30/2012	72,584	217,754	38.81	07/30/2022	06/13/2011			82,561	4,805,876
	07/29/2013	0	221,765	55.32	07/29/2023	08/24/2011			86,072	5,010,251
						07/30/2012			75,378	4,387,753
						07/20/2013			56,255	3,274,604
Gary L. Ellis	10/21/2004	30,000	0	50.00	10/21/2014	08/01/2011			24,447	1,423,060
	10/19/2005	37,011	0	56.74	10/19/2015	07/30/2012			21,407	1,246,101
	10/30/2006	41,068	0	48.70	10/30/2016	07/29/2013			15,279	889,391
	10/29/2007	41,868	0	47.77	10/29/2017
	10/27/2008	55,188	0	36.24	10/27/2018
	08/03/2009	50,112	0	35.92	08/03/2019
	08/02/2010	53,238	17,746	37.53	08/02/2020
	08/01/2011	45,872	45,872	34.88	08/01/2021
	07/30/2012	20,613	61,840	38.81	07/30/2022
	10/29/2012	601	1,803	41.60	10/29/2022
	07/29/2013	0	60,250	55.32	07/29/2023
	07/29/2013	0	1,808	55.32	07/29/2023
Christopher J. O’Connell	10/21/2004	28,000	0	50.00	10/21/2014	08/01/2011			22,430	1,305,650
	04/29/2005	11,423	0	52.70	04/29/2015	07/30/2012			19,641	1,143,303
	10/19/2005	17,625	0	56.74	10/19/2015	07/29/2013			15,279	889,391
	10/30/2006	15,401	0	48.70	10/30/2016
	10/29/2007	17,794	0	47.77	10/29/2017
	10/27/2008	33,113	0	36.24	10/27/2018
	08/03/2009	33,408	0	35.92	08/03/2019
	11/02/2009	27,686	0	36.12	11/02/2019
	08/02/2010	53,238	17,746	37.53	08/02/2020
	08/01/2011	42,030	42,030	34.88	08/01/2021
	07/30/2012	18,887	56,661	38.81	07/30/2022
	10/29/2012	601	1,803	41.60	10/29/2022
	07/29/2013	0	60,250	55.32	07/29/2023
	07/29/2013	0	1,808	55.32	07/29/2023
Michael J. Coyle	02/01/2010	23,175	0	43.15	02/01/2020
	08/02/2010	53,238	17,746	37.53	08/02/2020	08/01/2011			22,430	1,305,650
	08/01/2011	42,030	42,030	34.88	08/01/2021	07/30/2012			19,641	1,143,303
	07/30/2012	18,887	56,661	38.81	07/30/2022	07/29/2013			14,068	818,898
	10/29/2012	601	1,803	41.60	10/29/2022
	07/29/2013	0	55,441	55.32	07/29/2023
	07/29/2013	0	1,808	55.32	07/29/2023
Carol Surface	10/28/2013	0	32,958	57.65	10/28/2023	10/28/2013	58,237	3,389,976
						10/28/2013			8,320	484,307

1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the 2014 Outstanding Equity Awards at Fiscal Year End table that correspond to a June 13, 2011 grant date reflects a time-based restricted stock unit award that vests 100% on the fourth anniversary of the date of grant and an

October 28, 2013 time-based restricted stock unit award that vests 14.29% on the first anniversary of the date of grant and 28.57% on the second, third and fourth anniversaries of the grant date. The June 13, 2011 grant to Mr. Ishrak reflects a performance based restricted stock unit award that vests 35% on the first anniversary and 21 2/3% on the second, third, and fourth anniversary of the date of the grant provided that the established minimum diluted EPS threshold is achieved. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2014 Outstanding Equity Awards at Fiscal Year End table that correspond to an August 1, 2011, August 24, 2011, July 30, 2012, July 29, 2013, and October 28, 2013 grant date reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided that the established performance threshold for each award is achieved, except that the August 24, 2011 grant vests on August 1, 2014.

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated except Mr. Ishrak’s August 24, 2011 option grant which vests on the anniversary of August 1, 2011.

		VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS
Name	Grant Date	2014	2015	2016	2017
Omar Ishrak	08/24/2011	80,753	80,754
	07/30/2012	72,585	72,584	72,585
	07/29/2013	55,441	55,441	55,441	55,442
Gary L. Ellis	08/02/2010	17,746
	08/01/2011	22,936	22,936
	07/30/2012	20,613	20,613	20,614
	10/29/2012	601	601	601
	07/29/2013	15,062	15,063	15,062	15,063
	07/29/2013	452	452	452	452
Christopher J. O’Connell	08/02/2010	17,746
	08/01/2011	21,015	21,015
	07/30/2012	18,887	18,887	18,887
	10/29/2012	601	601	601
	07/29/2013	15,062	15,063	15,062	15,063
	07/29/2013	452	452	452	452
Michael J. Coyle	08/02/2010	17,746
	08/01/2011	21,015	21,015
	07/30/2012	18,887	18,887	18,887
	10/29/2012	601	601	601
	07/29/2013	13,860	13,860	13,860	13,861
	07/29/2013	452	452	452	452
Carol A. Surface	10/28/2013	8,239	8,240	8,239	8,240

		VESTING SCHEDULE FOR UNVESTED RESTRICTED STOCK AND RSUS
Name	Grant Date	2014	2015	2016	2017
Omar Ishrak	06/13/2011	41,280	41,281
	06/13/2011 08/24/2011	86,072	266,733
	07/30/2012		75,378
	07/29/2013			56,255
Gary L. Ellis	08/01/2011	24,447
	07/30/2012		21,407
	07/29/2013			15,279
Christopher J. O’Connell	08/01/2011	22,430
	07/30/2012		19,641
	07/29/2013			15,279
Michael J. Coyle	08/01/2011	22,430
	07/30/2012		19,641
	07/29/2013			14,068
Carol A. Surface	10/28/2013	8,321	16,639	16,639	16,639
	10/28/2013			8,320

Mr. Ellis also owns 33,479 vested and deferred stock units including associated dividend equivalents, respectively, which will be distributed following his retirement.

2014 OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that have vested during fiscal year 2014. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Omar Ishrak			40,480	$2,136,534
Gary L. Ellis	36,848	294,751	19,130	$1,051,002
Christopher J. O’Connell	32,411	229,834	26,734	$1,486,407
Michael J. Coyle	—	—	38,227	$2,131,129
Carol A. Surface	—	—	—	$0

2014 PENSION BENEFITS

The table below includes information with respect to Medtronic’s pension plan for each of the NEOs as of April 25, 2014, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Omar Ishrak	Medtronic, Inc. Personal (Personal Pension Account)	2.83	$38,256	(2)	$0
	Medtronic, Inc. NRPS	2.83	$384,331	(2)	$0
Gary L. Ellis	Medtronic, Inc. Retirement Plan
	(Medtronic Retirement Plan)	24.42	$598,425		$0
	Medtronic, Inc. NRPS	24.42	$2,476,692		$0
Christopher J. O’Connell	Medtronic, Inc. Retirement Plan
	(Medtronic Retirement Plan)	19.75	$291,232		$0
	Medtronic, Inc. NRPS	19.75	$951,440		$0
Michael J. Coyle(3)
Carol A. Surface(3)

(1)

The present value of the accumulated benefits are calculated using the assumptions described in Note 14 to our consolidated financial statements in our annual report for fiscal year 2014 accompanying this proxy statement. Further, in accordance with the disclosure requirements the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic, Inc. Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account based plan and therefore is not reduced for early commencement. Please see below for additional detail.

(2)

Mr. Ishrak’s benefit under the Medtronic, Inc. Retirement Plan (Personal Pension Account) and the Medtronic, Inc. NRPS is not vested until the 3-year service requirement has been met. Accordingly, Mr. Ishrak’s benefits will be vested on June 13, 2014.

(3)	Mr. Coyle and Ms. Surface do not participate in the Company’s defined benefit pension plans.

The Medtronic, Inc. Retirement Plan consists of two types of benefits, the Medtronic Retirement Plan (MRP) and the Personal Pension Account (PPA). Employees hired prior to May 1, 2005 had the option of continuing in the MRP or electing to participate in one of the new plans. The MRP is the final average pay component of the Medtronic, Inc. Retirement Plan. Employees hired on or after May 1, 2005 choose within 60 days of their hire date to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account (PIA). The PPA is a cash balance component of the Medtronic, Inc. Retirement Plan, and the PIA is a component of the Medtronic, Inc. 401(k) Plan.

Messrs. Ellis and O’Connell participate in the MRP component of the Medtronic, Inc. Retirement Plan. The Medtronic, Inc. Retirement Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005 who elected to remain in the MRP, including the Messrs. Ellis and O’Connell. Effective May 1, 2005, the Company froze the MRP to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the MRP or participate in one of two new options being offered. All eligible NEOs hired prior to May 1, 2005, elected to continue participation in the MRP. Benefits under the MRP are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the MRP. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, formula bonus and incentive plan payments, sales commissions, salary reduction contributions (such as to a cafeteria plan or medical plan) or salary continuation payments for short-term disability, but excludes compensation paid under the LTPP or the performance share plan (the predecessor to the LTPP). In addition, the IRS limits the amount of covered compensation that can be used in the benefit calculation. For the most recent plan year, that limit is $255,000. Normal retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Any retirement prior to normal retirement age is considered “early retirement” and the benefit includes a reduction for early commencement of benefits.

Benefits under the MRP are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the MRP. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit. The age at the time that benefits are commenced is used to determine the early retirement reduction amount. The maximum reduction amount is 50% and applies if benefits are commenced at age 55. Employees with over 30 years of service receive 0.5% for every year of credited service in excess of 30 years.

Mr. Ishrak is a participant in the Personal Pension Account (PPA) component of the Medtronic Inc. Retirement Plan. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired after April 30, 2005. The Company contributes 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 25, 2014 the interest rate was equal to 1.96%. Each participant’s account has a 3-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before the 3-year service requirement. Vested benefits in the PPA are portable and participants may receive distributions for any purpose, but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain and joint and survivor options.

The benefits currently paid under the Medtronic, Inc. Retirement Plan are limited to an annual maximum of $205,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic, Inc. Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. This is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula that the executive elected to participate in. The NRPS benefit is calculated based on the MRP or PPA respective formula. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally, retirement, termination of employment, or significant reduction in work schedule). Upon separation from service, the amount of retirement benefits earned under the NRPS is calculated. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%.

Upon separation from service, the amount of retirement benefits earned under the NRPS are calculated. If the lump sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

2014 NONQUALIFIED DEFERRED COMPENSATION

Name		Executive Contributions in Last FY(2)	Registrants Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
Omar Ishrak(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$0	$0	$0	$0
Gary L. Ellis(1)	CAP	$703,872	$0	$158,137	$0	$2,186,364
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$741,777	$0	$1,948,806
	ESOP	$0	$0	$17,101	$0	$78,084
Christopher J. O’Connell(1)	CAP	$142,377	$0	$262,564	$0	$2,332,378
	NRPS	$0	$0	$0	$0	$0
	ESOP	$0	$0	$5,081	$0	$23,202
Michael J. Coyle	CAP	$1,173,896	$0	$112,035	$0	$2,286,511
	NRPS	$0	$58,565	$10,568	$0	$175,032
Carol A. Surface(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$2,587	$0	$0	$2,587

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

ESOP = Employee Stock Ownership Plan

(1)

Mr. Ishrak and Ms. Surface have not participated in the Capital Accumulation Plan (CAP). Messrs. Ishrak, Ellis and O’Connell have not participated in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS).

(2)	The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$703,872
Christopher J. O’Connell	$142,377
Michael J. Coyle	$1,173,896
Carol A. Surface	$0

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.

(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.

(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$1,341,450
Christopher J. O’Connell	$390,012
Michael J. Coyle	$1,051,385
Carol A. Surface	$0

Capital Accumulation Plan:

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

•	Up to 50% of their base salary;

•	Up to 100% of their annual incentive plan payments;

•	Up to 80% of their commissions (applicable only to those executives in a commission plan); and

•	Up to 100% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan — the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

Participants receive credits of gains or losses daily based on funds that are indexed to 25 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below:

Return on Funds April 26, 2013 to April 30, 2014
Medtronic Common Stock Fund	28.32%
Interest Income Fund	1.72%
Wellington Fund Inv	13.19%
IronBridge SMID Fund	15.93%
Inst Index Fund Inst	20.42%
PRIMECAP Fund Investor	23.73%
Windsor II Fund Inv	20.26%
International Growth Inv	15.75%
Total Bond Mkt Index Inst	-0.33%
Extended Mkt Index Inst	21.98%
Target Retirement Income	4.37%
Target Retirement 2010	6.36%
Target Retirement 2015	8.90%
Target Retirement 2020	10.76%
Target Retirement 2025	12.08%
Target Retirement 2030	13.41%
Target Retirement 2035	14.77%
Target Retirement 2040	15.69%
Target Retirement 2045	15.71%
Target Retirement 2050	15.70%
Target Retirement 2055	15.67%
Target Retirement 2060	15.69%
Inflation-Protect Sec Inv	-6.20%
10T-100	3.70%
10T-120	4.44%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

RSUs:

The Medtronic, Inc. 2003 Long-Term Incentive Plan permitted a participant to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

The deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require participants to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

ESOP:

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into the non-qualified ESOP. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS):

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS are calculated. If the lump-sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump-sum value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Letter Agreements:    Mr. Ishrak is party to a letter agreement with the Company which provides severance payments and benefits under certain termination events. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement with Mr. Ishrak) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, and material breach by the Company of the letter agreement with Mr. Ishrak), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, (iii) the value of 24 months of continued welfare benefits, (iv) full vesting of the time-based RSUs granted upon his appointment to CEO on June 13, 2011, and (v) full satisfaction of the time vesting requirement of the PBRSUs granted to Mr. Ishrak on June 13, 2011, however the PBRSUs will still be subject to the Company’s achievement of minimum earnings goals otherwise applicable to such PBRSUs under the terms of the award. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement.

Mr. Coyle and Ms. Surface are party to agreements with the Company that specify cash severance payments under certain termination events. Mr. Coyle is entitled to receive one times his annual base salary plus his MIP bonus upon termination by the Company without cause. Ms. Surface will receive (i) a lump sum equal to two times her base salary, (ii) a lump sum of two times the lesser of her target annual cash opportunity under the MIP or the most recent quarterly estimate of the current year’s MIP payout, (iii) lump sum equal to value of welfare benefit premiums for 24 months, and (iv) executive placement services. Separately, if Ms. Surface’s employment is involuntarily terminated without cause within 180 days of a new CEO being hired from outside the Company any unvested RSUs that were granted in connection with her employment will continue to vest as scheduled, but will remain subject to the performance requirement as outlined in the award. The value of the unvested RSUs granted on October 28, 2013 using April 25, 2014’s closing price of $58.21 is $3,357,320. Ms. Surface is subject to the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement. Except as disclosed in this section, no other NEO is party to any agreement that provides for severance benefits in excess of the broad-based plans or benefits available to all employees of Medtronic.

The table below illustrates the payments due to Messrs. Ishrak, Coyle and Ms. Surface upon involuntary termination as described in the section above assuming a termination date of April 25, 2014.

Name	Severance Amount(1)	Restricted Stock Unit Vesting(2)	Welfare Benefits(3)	Total
Omar Ishrak	$9,125,153	$18,948,636	$29,416	$28,103,205
Michael J. Coyle	$1,343,100			$1,343,100
Carol A. Surface	$2,035,000		$49,416	$2,084,416

(1)

Mr. Ishrak’s amount includes the fiscal year 2014 earned MIP payment ($2,116,385), plus two times Mr. Ishrak’s base salary ($1,460,160) and target MIP opportunity ($2,044,224). Mr. Coyle’s amount represents his current base salary ($726,000) plus his target MIP opportunity ($617,100). Ms. Surface’s amount includes two times her base salary ($550,000) and target annual bonus opportunity ($467,500).

(2)

Mr. Ishrak’s amount represents the value of the unvested RSUs ($14,469,842) and PBRSUs ($4,478,794) granted on June 13, 2011 using April 25, 2014’s closing price of $58.21. For purposes of this award, it is assumed the PBRSUs will pay out at a target level of performance.

(3)	Amount represents payments welfare benefits for each Mr. Ishrak and Ms. Surface. Ms. Surface’s amount also includes an estimate of placement services.

Change-of-Control Agreements:    NEOs are not entitled to any benefits upon death, disability, early retirement, normal retirement or termination for cause other than those benefits that are offered to all employees. Under Medtronic’s change-of-control agreements, no benefits are payable to an executive officer unless both a change of control and a termination of the executive for other than cause or for “good reason” as defined by the agreement occurs. This is known as a double trigger. Absent a “change of control,” the agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a “change of control”— the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates their own employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to three times the sum of his or her base salary and annual bonus. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below. None of the change of control agreements include provisions for an excise tax gross up.

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if:

•

a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

•	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

•

Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 22, 2013, shareholders approved the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which replaced the Company’s 2008 Stock Award and Incentive Plan. For awards granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan, or the predecessor 2008 Stock Award and Incentive Plan, and related agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

The table below reflects estimated payments for our NEOs as a result of the change of control agreements, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 25, 2014.

Name	Severance Amount(1)(2)(3)	Long-Term Performance Plan Payouts(4)	Accelerated Vesting of Stock Options(5)	Restricted Stock Unit Vesting(6)	Present Value of Increased Pension Benefits(7)	Other(8)	Total
Omar Ishrak	$10,878,291	$5,363,553	$8,633,271	$31,101,778	$1,004,014	$174,822	$57,155,729
Gary L. Ellis	$3,339,961	$1,489,065	$2,846,169	$3,411,572	$888,217	$98,535	$12,073,519
Christopher J. O’Connell	$3,812,650	$1,427,492	$2,656,068	$3,202,423	$351,244	$110,559	$11,560,436
Michael J. Coyle	$4,094,651	$1,367,762	$2,642,168	$3,132,979	$0	$322,795	$11,560,355
Carol A. Surface	$3,102,008	$429,875	$18,456	$3,836,969	$0	$141,786	$7,529,094

(1)

This amount is three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2014’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(2)	This amount has been reduced for Mr. Ellis so as to not incur excise taxes under Section 280G.

(3)

Mr. Ishrak’s amount includes the difference between the three-year average bonus and the fiscal year 2014 annual bonus because the three-year average bonus is greater than the fiscal year 2014 annual bonus.

(4)	This amount represents the unvested projected payments of the 2013-2015 LTPP and the unvested projected payments of the 2014-2016 LTPP.

(5)	This amount represents the market gain (or intrinsic value) of unvested options as of April 25, 2014 at the closing price on that date of $58.21.

(6)	This amount represents the value of unvested restricted stock units and PBRSUs as of April 25, 2014 at the closing price on that date of $58.21.

(7)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.

(8)

This amount represents the estimated value of the continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Medtronic’s common stock issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 25, 2014, including the Medtronic, Inc. 2013 Stock Award and Incentive Plan, 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2005 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(3)	(b)	(c)(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	45,826,573	$34.67	76,593,251
Equity compensation plans not approved by security holders(2)	163,855	$30.63	0

(1)

Awards under the Medtronic, Inc. 2013 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.

(2)

The table includes information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 25, 2014. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 25, 2014, 157,806 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $30.02 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions.

(3)

Column (a) includes 35,412,979 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $44.87 and the following equity awards which increase the number of shares in column (a) and decrease the number of shares in column (c): 9,556,988 restricted stock units in approved plans, 490,651 dividend equivalent units in approved plans, 137,224 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 228,731 vested units or exercised shares deferred and not yet issued in approved plans.

(4)

Column (c) includes 6,363,025 shares available for issuance as of April 25, 2014 under the Medtronic, Inc. 2005 Employees Stock Purchase Plan and 70,230,226 shares available for issuance as of April 25, 2014 under the Medtronic, Inc. 2013 Stock Award and Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with SEC and New York Stock Exchange requirements and meets additional independence standards applicable to audit committee members. Shirley Ann Jackson, Scott C. Donnelly, Kendall J. Powell, Robert C. Pozen and each qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows that accompany Medtronic’s 2014 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 25, 2014 and April 26, 2013 and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 25, 2014 are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2014 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2015. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Shirley Ann Jackson, Ph.D., Chair	Scott C. Donnelly
Kendall J. Powell	Robert C. Pozen

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 26, 2013 and April 25, 2014, and fees for other services rendered by PricewaterhouseCoopers. One hundred percent (100%) of all audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2013	Fiscal 2014
Audit Fees(1)	$6,545,000	$6,749,000
Audit-Related Fees(2)	1,334,000	320,000
Tax Fees(3)	333,000	538,000
All Other Fees(4)	558,000	439,000

(1)	Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting.

(2)

Audit-related services in fiscal year 2013 consisted principally of services related to pre-acquisition due diligence in connection with the acquisition of China Kanghui Holdings. In fiscal year 2014, audit-related services consisted principally of services related to pre-acquisition due diligence.

(3)	Tax advisory fees in fiscal years 2013 and 2014 consisted principally of services related to assistance with transfer pricing and tax compliance.

(4)	Other service fees for fiscal years 2013 and 2014 included independent review organization services pertaining to the Kyphon and Spine Corporate Integrity Agreements.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 24, 2015. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of the PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

PROPOSAL 3 — ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement, a so-called “Say-on-Pay” vote. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at our 2015 Annual Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s Executive Compensation Program Philosophy is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic common stock; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted within the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 80% to 88% of NEO compensation, and long-term performance-based compensation constitutes 63% to 72% of NEO compensation. Fiscal year 2014 had strong financial results, and the Company’s top-line and bottom-line growth rates were within the target range of the potential performance payout. In light of these business results, the Company’s annual incentive plan and long-term performance plan paid out at 103.53% and 91.12% of targeted amounts, respectively. Also in line with the median range financial performance in fiscal year 2014, base pay and annual incentives paid to the Company’s NEOs in fiscal year 2014 were aligned with its executive compensation peer companies.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, change-of-control agreements no longer include any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic, Inc. 2013 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

PROPOSAL 4 — APPROVAL OF THE MEDTRONIC, INC.

2014 EMPLOYEES STOCK PURCHASE PLAN

Medtronic has provided some form of stock purchase plan for employees since 1970. The last phase of the current stock purchase plan expires at the end of December 2014. The Board of Directors believes that Medtronic’s stock purchase plans have played an important role in retaining employees and giving employees a sense that they have an important stake in Medtronic’s affairs. As a result, the Board of Directors has adopted, subject to shareholder approval, the Medtronic, Inc. 2014 Employees Stock Purchase Plan (the “2014 Plan”), and has reserved 22 million shares of Common Stock for issuance pursuant to the 2014 Plan. If the 2014 Plan is approved, the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “2005 Plan”) will be terminated December 31, 2014 and shares will no longer be available for use under the 2005 Plan. Like the 2005 Plan, the 2014 Plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2014 shareholder approval request is for an additional 22 million shares (subject to adjustment as described below). Based on estimates from prior year share purchases, the total forecasted share balance of 22 million shares should be sufficient for a ten year program period, which is the maximum duration of the 2014 Plan. Shares issued under the 2014 Plan are intended to fully comply with the following design provisions and dilution standards prescribed by proxy advisory firms:

•	Purchase price of at least 85% of fair market value on the date of purchase, resulting in minimal dilution to shareholders;

•	Offering period of 27 months or less and a 12-month holding period requirement on purchased shares from the last day of the offering period; and

•	The percentage of outstanding shares allocated to the plan will be approximately 1.9% of total common shares outstanding, which is well below the 10% threshold prescribed by proxy advisory firms.

The description of the 2014 Plan set forth below is a summary only, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2014 Plan itself, which is attached as Appendix A to this Proxy Statement.

Description of the 2014 Plan

Administration.    The administration of the 2014 Plan is vested in a committee appointed by the Board of Directors and consists of three or more directors who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On June 15, 2014 the Board appointed the Compensation Committee to administer the 2014 Plan (the “Committee”). Subject to the express provisions of the 2014 Plan, the Committee has authority, in its discretion, to interpret and construe any and all provisions of the 2014 Plan, adopt rules and regulations for administering the 2014 Plan and make all other determinations deemed necessary or advisable for administering the 2014 Plan.

Eligibility and Participation.    All employees of Medtronic and all of its subsidiaries (except for those subsidiaries specifically excluded from participation by the Board of Directors or the Committee) are eligible to participate in the 2014 Plan. No employee will be permitted to purchase more than $25,000 of Medtronic common stock in any calendar year (based upon the fair market value of the stock as determined at the time the option is granted). Currently, approximately 45,830 employees are eligible to participate in the 2005 Plan and Medtronic anticipates that all such employees will be eligible to participate in the 2014 Plan.

Participation in the 2014 Plan is voluntary. An eligible employee may elect to participate in the 2014 Plan for any purchase period by completing the requisite payroll deduction form and delivering it to his or her employer no later than the date preceding the beginning date of the purchase period specified by Medtronic’s Senior Vice President, Human Resources (or such other individual designated by the Committee). An employee may also increase his or her participation for any subsequent purchase period by submitting a new payroll deduction form during the enrollment period prior to that purchase period. An employee who elects to participate in the 2014 Plan for any purchase period will be deemed to have elected to participate in the 2014 Plan for each subsequent consecutive purchase period unless he or she elects to discontinue payroll deductions during a purchase period or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the 2014 Plan for any subsequent purchase period.

Duration and Purchase Periods.    Assuming approval by the shareholders, the 2014 Plan will begin on January 1, 2015, and will terminate ten years thereafter, unless extended by the Board of Directors. The 2014 Plan will be carried out in a series of consecutive purchase periods. The first purchase period will begin on January 1, 2015, and end on March 31, 2015, with succeeding quarterly purchase periods following consecutively thereafter immediately after the previous purchase period has ended.

Before the commencement of each purchase period, employees may elect to have from 2% to 10% of their cash compensation withheld each pay period, or such other amounts as the Committee or Medtronic’s Senior Vice President, Human Resources (or such other individual designated by the Committee) may from time to time establish, up to a maximum of 15% of the employee’s cash compensation. An employee may not increase his or her elected percentage for a purchase period after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the purchase period at any time by filing an amended election form within 10 days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective, or such other date determined by the committee or its designee. At the end of the purchase period, each employee has an option to purchase whole shares of Medtronic common stock using some or all of the funds the employee has had withheld during the purchase period. The purchase price per share will be 85% of the fair market value of Medtronic common stock on the last day of the purchase period. Employees are not permitted to sell or otherwise transfer ownership of the shares until the one-year anniversary of the date on which the shares are issued. Further, the Committee may require that employees not transfer such shares for any additional period determined by the Committee to be necessary to ensure that Medtronic or any of its subsidiaries is able to meet the reporting requirements pursuant to Section 423 of the Code. The fair market value of Medtronic’s common stock on June 23, 2014, was $63.86 per share.

Withdrawal and Termination of Employment.    An employee may, preceding the termination date of a purchase period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited and no further payroll deductions will be made for such employee during that purchase period. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any purchase period in which he or she is participating, no option will be granted to such employee and the payroll deductions credited to his or her account will be returned to the employee If an employee dies before the termination date of any purchase period in which he or she was participating, the payroll deductions credited to the participant’s account will be paid to the participant’s estate.

Adjustments, Amendments and Termination.    Under the 2014 Plan, if the issued and outstanding shares of Medtronic common stock are changed into or exchanged for a different number or kind of shares or securities of Medtronic or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Medtronic common stock, through a reorganization or merger to which Medtronic is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, spin-off transaction, stock consolidation or other capital change or adjustment, effected without receipt of consideration by Medtronic, or if the value of outstanding shares of stock are substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall automatically be made to the maximum number and class of securities issuable under the 2014 Plan, the number and class of securities and the price per share in effect under each outstanding option and the maximum number and class of securities purchasable by each participant (or in total by all participants if any such limitation is in effect) under the 2014 Plan on any one purchase date. As described in our Annual Report on Form 10-K filed on June 20, 2014, on June 15, 2014, Medtronic entered into a Transaction Agreement (the “Transaction Agreement”) by and among Medtronic, and Covidien public limited company, an Irish public limited company (“Covidien”), among others. As a result of the pending acquisition, both Medtronic and Covidien will become wholly-owned direct or indirect subsidiaries of new medtronic, a private limited company organized under the laws of Ireland (“New Medtronic”). At the effective time of the acquisition, each share of Medtronic common stock will be converted into the right to receive one New Medtronic share. It is expected that, upon and subject to the consummation of the acquisition, New Medtronic will assume the 2014 Plan, outstanding rights under the 2014 Plan will be converted on a one-for-one basis into rights to acquire the stock of New Medtronic at the existing price per share, and the remaining shares issuable under the 2014 Plan at the time of the assumption will be converted into an equal number of New Medtronic shares. It is not anticipated that any changes will be made to the 2014 Plan, other than those changes necessary to reflect the assumption of the 2014 Plan by New Medtronic.

In the event of certain corporate transactions (including, without limitation, a dissolution or liquidation, a sale of substantially all of the assets, a merger, consolidation or reorganization, or a statutory share exchange), the Board of Directors may either: (i) amend or adjust the provisions of the 2014 Plan to provide for the acceleration of the current purchase period and the exercise of options under such period; or (ii) continue the 2014 Plan with respect to completion of the then current purchase period and the exercise of options under such period. In the event that the 2014 Plan is continued, employees will have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding Medtronic by reason of such corporate transaction, as provided pursuant to Section 424(a) of the Code, or any successor provision.

The 2014 Plan may be terminated at any time by the Board of Directors provided that (except as set forth above in the event of certain corporate transactions) no termination will take effect with respect to any completed purchase period. Also, the Board of Directors may amend the 2014 Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the Medtronic shareholders: (i) increase the total number of shares for which options may be granted under the 2014 Plan (except as set forth above in the event of certain corporate transactions); (ii) permit payroll deductions at a rate in excess of 10% of an employee’s compensation, or such other permissible maximum contribution established by the Committee or Medtronic’s Senior Vice President, Human Resources (or such other individual designated by the Committee); (iii) impair any outstanding option without the employee’s consent (except as described above in the event of certain corporate transaction); (iv) change the employees or class of employees eligible to participate under the 2014 Plan, or (v) materially increase the benefits accruing to employees under the 2014 Plan.

The Committee or Medtronic’s Senior Vice President, Chief Human Resources Officer (or such other individual as may be designated by the Committee) may, in order to comply with the laws in other countries in which the Medtronic and its subsidiaries operate or have participants, modify the terms and conditions of the 2014 Plan as applicable to individuals outside the United States to comply with applicable foreign laws; establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken that would violate any securities law, tax law or any other applicable law or cause the 2014 Plan not to comply with Section 423 of the Code.

New Plan Benefits

Participation in the 2014 Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2014 Plan are not determinable. The table below sets forth certain information regarding potential benefits in fiscal 2015 under the 2014 Plan. For purposes of this table, it is assumed that participation in the 2014 Plan will be identical to that in the 2005 Plan during fiscal 2014.

	Estimated Benefits as of April 25, 2015
Name and Position	Number of Shares Purchased (#)	Purchase Price Per Share ($)(1)
Omar Ishrak	0	$47.53
Gary L. Ellis	0	$47.53
Christopher J. O’Connell	0	$47.53
Michael J. Coyle	0	$47.53
Carol A. Surface	0	$47.53
All executive officers as a group	0	$47.53
All directors who are not executive officers as a group	0	$47.53
All non-executive officer employees as a group	1,572,198	$47.53

(1)	This reflects the average purchase price during fiscal year 2014.

Federal Income Tax Consequences

The 2014 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.

Under the 2014 Plan, the grant date and the exercise date for a purchase period are deemed to be the same date, that is, the last day of a purchase period. Employees who hold their shares for at least two years from this date or who die while holding their shares will have ordinary income in the year they sell or otherwise dispose of their shares equal to the 15% discount on the price paid for the shares, or if less, the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares. Any additional gain or loss is treated as long-term capital gain or loss. If the holding periods have been satisfied when the employee sells the shares or if the employee dies while holding the shares, Medtronic is not entitled to any deduction in connection with the shares.

If an employee sells the shares before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the employee has ordinary income in the year of the disposition equal to the 15% discount on the price paid for the shares, regardless of the value of the shares at that time. Any additional gain or loss on the sale is treated as short or long-term capital gain or loss, depending on how long the employee has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) Medtronic will be entitled to a deduction equal to the amount that the employee includes into ordinary income, that is, the 15% discount, subject to Medtronic’s requirement to report the income. Medtronic is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.

Adoption of Proposal 4

Medtronic believes that its best interests will be served by the approval of Proposal No. 4. The 2014 Plan will enable Medtronic to be in a position to continue to retain employees by granting such employees the opportunity to purchase Medtronic common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. 2014 EMPLOYEES STOCK PURCHASE PLAN.

PROPOSAL 5 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS WILL BE ELECTED BY A MAJORITY VOTE IN UNCONTESTED ELECTIONS.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Restated Articles of Incorporation (“Articles of Incorporation”) to implement a majority voting standard for the election of directors in uncontested elections. Medtronic’s proposed Articles of Incorporation, as marked to show the changes approved by the Board and recommended for approval by shareholders, is attached to this proxy statement as Appendix B. This proposal was submitted by Medtronic at the 2013 Annual Meeting of Shareholders, and received approval from 74.75% of outstanding shares. However, because Medtronic’s Articles of Incorporation require an affirmative vote of 75% of outstanding shares, the proposal did not pass.

The Minnesota Business Corporation Act (the “Act”) provides that, unless otherwise specified in a company’s articles of incorporation, a director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Medtronic’s Articles of Incorporation do not specify the voting standard required in director elections and Medtronic’s Bylaws specify that, except as otherwise required by statute, the Articles of Incorporation or the Bylaws, elections shall be determined by a plurality vote. Accordingly, Medtronic’s directors are currently elected by a plurality vote.

Under plurality voting, only “for” votes are counted, not any “withheld” votes or abstentions, so in an uncontested election (i.e., an election where the only nominees are those proposed by the board) a director could be elected with only one “for” vote, despite an overwhelming number of “withheld” votes. However, Medtronic’s Principles of Corporate Governance include a director resignation policy that incorporates a form of majority voting for uncontested director elections that is sometimes referred to as a “plurality plus” standard. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” for his or her election than votes “for” his or her election, then that director nominee must tender a written offer to resign from the Board within five business days of the certification of the shareholder vote by the Inspector of Elections. The Nominating and Corporate Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept the director’s resignation. Within 90 days following certification of the shareholder vote, the independent members of the Board would make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision then would be promptly disclosed in a Form 8-K report filed with the SEC.

When it adopted this director resignation policy, the Board recognized that the majority vote standard was an evolving concept. The Board has continued to monitor best practices in this area, and is aware that a number of public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard. After careful consideration, including a discussion of the voting results for the majority voting proposal submitted at the 2013 Annual Meeting of Shareholders, the Board believes it is in the best interests of Medtronic and its shareholders to amend Medtronic’s Articles of Incorporation to provide for majority voting in uncontested director elections.

Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” the director’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Shareholders will be entitled to abstain with respect to the election of a director, although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. In contested elections, directors will be elected by a plurality of the votes cast.

Under the Act, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified, continuing as a “holdover” director until the director resigns, the number of authorized directors is reduced by the shareholders to eliminate the director’s seat on the board, his or her position is filled by a subsequent shareholder vote, or the director is removed by the shareholders. If the amendment to the Articles of Incorporation is approved by Medtronic’s shareholders, the Board will retain the existing director resignation policy set forth in its Principles of Corporate Governance to address the continuation in office of a “holdover” director, so that an incumbent director who did not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board pursuant to the process described above.

Under the Act, Medtronic’s shareholders must approve an amendment to the Articles of Incorporation in order to change the voting standard in director elections. If proposal 5 is approved, a new third paragraph will be added to Article 5, Section 5.3 of Medtronic’s Articles of Incorporation that reads as follows:

“Except as provided otherwise in this Section 5.3, each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of director nominees exceeds the number of directors to be elected ten days before the mailing of the definitive proxy statement, then each director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 5.3, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of votes cast ‘against’ that director.”

Approval of the amendment will require the affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock. If approved by Medtronic’s shareholders, this amendment will become effective upon the filing of Articles of Amendment to Medtronic’s Articles of Incorporation with the Minnesota Secretary of State. Medtronic would make such a filing promptly after the annual meeting. Medtronic would also file in its entirety the Articles of Incorporation to incorporate the amendment. The new majority voting standard would then be applicable to any future uncontested election of directors beginning with Medtronic’s 2015 Annual Meeting of Shareholders. If this amendment is approved, Medtronic also intends to make a conforming change to its Bylaws to reflect the adoption of the majority voting standard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS WILL BE ELECTED BY A MAJORITY VOTE IN UNCONTESTED ELECTIONS.

PROPOSALS 6 THROUGH 8 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF INCORPORATION TO IMPLEMENT A SIMPLE MAJORITY VOTING STANDARD.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to eliminate all supermajority voting provisions therein. Medtronic’s proposed Articles of Incorporation, as marked to show the changes approved by the Board and recommended for approval by shareholders, is attached to this proxy statement as Appendix B. If approved, all matters previously identified in the Articles of Incorporation as requiring supermajority approval shall be governed by the simple majority standard specified in Section 437 of the Act.

Section 437 of the Act provides that acts of the shareholders, other than the election of directors, are governed by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the Act or the company’s articles of incorporation require a larger proportion or number. If a company’s articles of incorporation require a larger proportion or number than is required by the Act for a particular action, the company’s articles of incorporation control.

Under Medtronic’s Articles of Incorporation, changes to the size of the board of directors, removal of a director from office, and the amendment or repeal of the foregoing provisions, require approval from a greater proportion of affirmative votes than required by the Act (collectively, the “Supermajority Provisions”).

The Board of Directors has monitored best practices in this area and is aware that a number of public companies have amended their governing documents to provide that a simple majority voting standard govern all actions that require shareholder approval, other than where a higher standard is required by law. After careful consideration, including a discussion of the voting results for the simple majority proposal submitted at the 2012 and 2013 Annual Meetings of Shareholders, the Board believes it is in the best interests of Medtronic and its shareholders to implement a simple majority voting standard. The impact of proposals 6 through 8 will be that all matters previously identified in the Articles of Incorporation as requiring supermajority approval shall require the affirmative vote of a majority of the voting shares, voting together as a single class, in compliance with Section 437 of the Act and that Medtronic’s Articles of Incorporation will define “voting shares” to mean shares of Medtronic’s capital stock present and entitled to vote on the applicable matter, considered for the purposes of the Articles of Incorporation as one class.

The proposed amendments to each of the Supermajority Provisions, along with the rationale for and the vote required to effect such amendments, are described separately in proposals 6 through 8 below. Shareholders may vote to approve none, some or all of the proposals; however, proposal 8 will be effected only if both proposals 6 and 7 are approved. Any proposal that is approved by Medtronic’s shareholders will become effective upon the filing of Articles of Amendment to Medtronic’s Articles of Incorporation with the Minnesota Secretary of State. Medtronic would make such a filing promptly after the annual meeting, and Medtronic would file in its entirety the Articles of Incorporation. The standards set forth in the Articles of Incorporation would be immediately applicable to any matters thereafter submitted to a shareholder vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 6 THROUGH 8, TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO IMPLEMENT A SIMPLE MAJORITY VOTE STANDARD.

PROPOSAL 6 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW CHANGES TO THE SIZE OF THE BOARD OF DIRECTORS UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to provide that a change to the size of the board of directors may be effected upon a simple majority vote of shareholders. Currently, the first paragraph of Article 5, Section 5.3, provides that any change in the number of directors on the Board of Directors

(including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. This proposal was submitted by Medtronic at the 2013 Annual Meeting of Shareholders, and received approval from 74.65% of outstanding shares. However, because Medtronic’s Articles of Incorporation require an affirmative vote of 75% of outstanding shares, the proposal did not pass.

The Board of Directors has carefully considered the advantages and disadvantages of maintaining the 75% voting requirement for changes to the size of the Board of Directors. The provision is intended to prevent a small number of very large shareholders from changing the size and composition of the Board of Directors. However, the Board understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance.

If proposal 6 is approved, the first paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation will be amended to read as follows:

“The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Section 5.3 provided, however, unless such change shall have been approved by a majority of the entire Board of Directors, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of a majority of the voting shares (as hereinafter defined) voting together as a single class, in compliance with Section 302A.437. If such change shall not have been so approved, the number of directors shall remain the same.”

In addition, the Articles will be amended to provide that, for purposes of the foregoing provision, the definition of “voting shares” is as follows: “The term ‘voting shares’ shall mean shares of capital stock of the corporation present and entitled to vote on the applicable matter, considered for the purposes of this Article as one class.”

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW CHANGES TO THE SIZE OF THE BOARD OF DIRECTORS UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

PROPOSAL 7 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW REMOVAL OF A DIRECTOR UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to provide that a director may be removed from office upon a simple majority vote of shareholders. Currently, the second paragraph of Article 5, Section 5.3, provides that removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class. This proposal was submitted by Medtronic at the 2013 Annual Meeting of Shareholders, and received approval from 74.78% of outstanding shares. However, because Medtronic’s Articles of Incorporation require an affirmative vote of 75% of outstanding shares, the proposal did not pass.

The Board of Directors has carefully considered the advantages and disadvantages of maintaining the 75% voting requirement for removal of directors. The provision is intended to prevent a small number of very large shareholders from changing the size and composition of the Board of Directors. However, the Board understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance.

If proposal 7 is approved, the second paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation will be amended to read as follows:

“At each annual meeting of shareholders, directors whose term of office is then expiring shall be elected annually for terms of one year and shall hold office until the next annual meeting of shareholders. In all cases, a director shall hold office until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall be approved by the affirmative vote of a majority of the voting shares (as hereinafter defined) voting together as a single class, in compliance with Section 302A.437 of the Minnesota Statutes. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected and have qualified.”

In addition, the Articles will be amended to provide that, for purposes of the foregoing provision, the definition of “voting shares” is as follows: “The term ‘voting shares’ shall mean shares of capital stock of the corporation present and entitled to vote on the applicable matter, considered for the purposes of this Article as one class.”

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW REMOVAL OF A DIRECTOR UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

PROPOSAL 8 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW AMENDMENTS TO SECTION 5.3 OF ARTICLE 5 UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to remove the sixth paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation. Currently, the sixth paragraph of Article 5, Section 5.3, provides that, notwithstanding any other provisions of the Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the Articles of Incorporation), the affirmative vote of the holders of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 5.3. This proposal was submitted by Medtronic at the 2013 Annual Meeting of Shareholders, and received approval from 74.49% of outstanding shares. However, because Medtronic’s Articles of Incorporation require an affirmative vote of 75% of outstanding shares, the proposal did not pass.

If the proposed amendment is approved, future amendments to Section 5.3 may be effected upon the affirmative vote of a simple majority of shares. Paragraph 6 of Section 5.3 is included in Medtronic’s Articles of Incorporation in order to conform to Section 135 of the Act, which states that if a company’s articles of incorporation require a supermajority vote to transact certain business at a meeting, the same supermajority vote is required to amend the articles of incorporation to decrease such required vote proportion. If all matters identified in Article 5 of the Articles of Incorporation as being subject to a shareholder vote are governed by a simple majority standard, the sixth paragraph of Section 5.3 will be unnecessary.

If proposals 6, 7 and 8 are approved by the shareholders, the sixth paragraph of Article 5, Section 5.3, will be removed in its entirety. If, however, one or both of proposals 6 and 7 is not approved, paragraph 6 of Section 5.3 will remain in Medtronic’s Articles of Incorporation regardless of the vote on proposal 8 to comply with section 135 of the Act.

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW AMENDMENTS TO SECTION 5.3 OF ARTICLE 5 UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $16,500 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2015 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s executive offices no later than March 13, 2015. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s amended articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s amended articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal executive offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432, Attn: Corporate Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic common stock and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2014 Annual Report, including financial statements, is being made available to shareholders of record as of June 23, 2014, together with the other proxy materials.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 25, 2014, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Bradley E. Lerman

Corporate Secretary

MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC.

2014 EMPLOYEES STOCK PURCHASE PLAN

1. Purpose of Plan. Medtronic, Inc. (hereinafter referred to as the “Company”) proposes to grant to Employees of the Company and of certain of its Subsidiaries the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to this Plan, which is the MEDTRONIC, INC. 2014 EMPLOYEES STOCK PURCHASE PLAN (hereinafter referred to as the “Plan”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of a Participating Employer, and to be an incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.

2. Definitions.

(a) “Board of Directors” shall mean the Company’s Board of Directors.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean three or more directors designated by the Board of Directors to administer the Plan under Paragraph 3 hereof, who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Exchange Act.

(d) “Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger, consolidation or reorganization of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange or consolidation (or similar corporate transaction) involving capital stock of the Company.

(e) “Employee” shall mean any individual who, as of the eligibility date established under Paragraph 5 hereof, is classified as a regular employee, of the Company or a Participating Employer; provided, however, that classification of regular employee shall not exclude any employee that would not be permitted to be excluded from the Plan under Section 423 of the Internal Revenue Code. If a person is not considered to be a regular employee of the Company or a Participating Employer in accordance with the preceding sentence, a subsequent determination by the Company, a Participating Employer, any governmental agency, or a court that the person is a common law employee of the Company or a Participating Employer, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Internal Revenue Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(h) “Participant” shall mean an Employee who has elected to participate in the Plan.

(i) “Participating Employer” shall mean Medtronic, Inc. and all of its Subsidiaries (or any of their successors and assigns, by merger, purchase or otherwise, that thereby become Subsidiaries), except for those Subsidiaries that Medtronic, Inc. elects from time to time, by resolution duly adopted by its Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof, to be ineligible to participate in this Plan.

(j) “Purchase Period” shall mean a period during which Participants are eligible to purchase shares of the Company’s common stock according to the terms of the Plan. Purchase Periods shall be calendar quarters with the first such quarterly Purchase Period commencing January 1, 2015 and terminating March 31, 2015, and succeeding quarterly Purchase Periods following consecutively thereafter.

(k) “Rate of Exchange” shall mean the Rate of Exchange used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.

(l) “Salary” shall mean the amount paid during the applicable Purchase Period by the Participating Employer to or for the Participant as cash compensation, including, without limitation, sales commissions, formula bonus and short-term incentive plan payments, overtime, Salary continuation payments and sick pay. Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Participating Employer. Salary shall not include any contributions made on the Participant’s behalf by the Company or any Participating Employer to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Salary).

(m) “Subsidiary” shall mean any corporation in the chain of corporations defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code or any successor provision.

(n) “Termination of Employment” shall mean an Employee’s complete termination of employment with Medtronic, Inc. and all of its Subsidiaries. In the event that any Subsidiary of Medtronic, Inc. ceases to be a Subsidiary of Medtronic, Inc., the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.

3. Administration. The Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or stock issued under the Plan.

The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

4. Duration And Purchase Periods Of The Plan. The Plan will commence as of January 1, 2015, and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.

The Plan shall be carried out in a series of consecutive calendar quarters with the first such quarterly Purchase Period commencing January 1, 2015, and ending March 31, 2015. Each Purchase Period shall commence immediately after termination of the previous Purchase Period. In the event that all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled Purchase Periods, or the number of shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding Purchaser Period impracticable, such Purchase Period or Purchase Periods may be canceled. Notwithstanding anything in the Plan to the contrary, the Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof may, in its, her or his discretion, designate a different commencement date for a Purchase Period.

5. Eligibility. Each Employee who is employed by a Participating Employer immediately preceding the commencement date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, provided that he or she has satisfied the enrollment requirements described in Paragraph 6.

6. Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan for any Purchase Period by completing the Plan payroll deduction form provided by his or her Participating Employer and delivering it to the Participating Employer or its designated representative not later than the date preceding the commencement date of the Purchase Period specified by the Senior Vice President, Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee), which form shall comply with the requirement of Section 423(b)(5) of the Code that all Employees who elect to participate in the Plan shall have the same rights and privileges. All forms under the Plan may be paper and/or electronic in nature.

An Employee who elects to participate in the Plan for any Purchase Period shall be deemed to have elected to participate in the Plan for each subsequent consecutive Purchase Period unless such Participant elects to discontinue payroll deductions during a Purchase Period or exercises his or her right to withdraw all amounts previously withheld as provided in Paragraph 9(a). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in the Plan for any subsequent Purchase Period. The Participant may also increase his or her participation for any subsequent Purchase Period by submitting a new payroll deduction form during the enrollment period prior to that Purchase Period.

7. Payroll Deductions.

(a) Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his or her Salary that he or she wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant’s Salary, or such other minimum and maximum percentages as the Committee or Senior Vice President, Chief Human Resources Officer (or such other individual as may be designated by the Committee), may establish from time to time prior to the start date of a Purchase Period, but not to exceed fifteen percent (15%).

Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the Purchase Period and shall terminate on the last payday immediately prior to or coinciding with the termination date of that Purchase Period, unless sooner terminated by the Participant as provided in Paragraphs 7(b) or 9 hereof. The authorized deductions shall be made over the pay periods of such Purchase Period by deducting from the Participant’s Salary for each such pay period that percentage as specified by the Participant as of the commencement date of the Purchase Period. Except for a Participant’s rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9 hereof, the same percentage deduction shall be applied against the Participant’s Salary for each pay period during such Purchase Period, whether or not the Participant’s Salary level increases or decreases after the commencement date of such Purchase Period.

The extent to which a Participant may actually exercise his or her option shall be based upon the amount actually withheld for such Participant as of the termination date of the Purchase Period.

(b) A Participant shall not be entitled to increase the percentage amount to be deducted in a given Purchase Period after the delivery deadline specified in Paragraph 6 for filing his or her payroll deduction form. The Participant may elect at any time prior to or during a Purchase Period to decrease the percentage amount to be so deducted or discontinue any further deductions in a given Purchase Period by filing an amended election form at least ten (10) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective, or such other date as determined by the Committee or Senior Vice President, Human Resources (or such other individual as may be designated by the Committee) prior to the start date of a Purchase Period. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his or her option as of the termination date of the Purchase Period shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9 hereof.

(c) Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of shares of stock which is subject to that Participant’s option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his or her option is dependent, in part, upon the Rate of Exchange as of such date.

8. Options.

(a) Grant of Option.

(i) Number Of Shares. A Participant who is employed by the Participating Employer as of the commencement date of a Purchase Period shall be granted an option at termination date of that Purchase Period to purchase that number of whole shares of common stock of the Company by dividing the total amount actually credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii), provided such option shall be subject to the limitations in Paragraph 8(a)(iv).

(ii) Option Price. The option price per share for such common stock shall be eighty-five percent (85%) of the fair market value per share of such common stock on the termination date of the Purchase Period.

(iii) Fair Market Value. The fair market value of the Company’s common stock on such date (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:

A. If the Company’s common stock shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the common stock on such exchange on such date, or, if no sale of the common stock has occurred on such exchange on that date, on the next preceding date on which there was a sale of the common stock;

B. If the common stock shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the common stock on such date; or

C. If the common stock shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.

(iv) Limitations On Purchase. Anything herein to the contrary notwithstanding:

A. A Participant shall not have the right to purchase common stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock as determined at the time such option is granted (which is equal to $21,250 of stock at 85% of fair market value on the termination date of the Purchase Period) for each calendar year in which such option is outstanding at any time.

B. No Employee shall be granted an option if, immediately after the grant, such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company.

For purposes of determining stock ownership under this subparagraph (B), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

C. The Committee may, in its discretion, limit the number of shares available for option grants during any Purchase Period, as it deems appropriate.

(b) Exercise of Option. Except as otherwise specified in Paragraph 9, the Participant’s option for the purchase of such number of shares of common stock as determined pursuant to Paragraph 8(a) will be exercised automatically for him or her as of the termination date of that Purchase Period. In no event shall a Participant be allowed to exercise his or her option for more shares than can be purchased with the payroll deductions actually credited to his or her account during such Purchase Period, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the Purchase Period pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant’s account be a condition to the exercise of the option by such Participant.

(i) Fractional shares of common stock will not be issued under the Plan. For Participants who use their funds to purchase the maximum amount of stock permissible at the end of a Purchase Period, any cash amount that remains in the Participant’s account because it is insufficient to purchase a whole share of common stock shall be held in the account until the exercise date of the next subsequent Purchase Period, at which time it will be included in the funds used to purchase common stock for that Purchase Period, except as set forth in Paragraph 9 or the Committee, in its discretion, elects to pay out such cash amount to Participants.

(ii) Upon issuance of the common stock to the Participant at the end of a Purchase Period, the dividends payable on such stock will be automatically reinvested in the Company’s common stock under the Medtronic, Inc. Dividend Reinvestment Plan (the “DRP”) unless the Committee, in its discretion, determines otherwise. The Participant has the right, upon written notice to the Company’s designated agent, to elect instead to receive the dividends directly by check.

(c) Issuance And Delivery Of Stock. As promptly as practicable after the termination date of any Purchase Period, the Company will issue the stock purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of common stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of stock certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such stock on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

(d) Restrictions On Resale Or Transfer Of Stock. Shares of common stock acquired by a Participant hereunder may not be sold or transferred until after the earlier of: (1) the one-year anniversary of the date on which the shares were issued; or (2) the death of the Participant. Notwithstanding the preceding sentence, the Committee may require that the Participant not transfer such shares for any additional period determined by the Committee to be necessary to ensure that the Company or any Participating Employer is able to meet its reporting requirements pursuant to Section 423 of the Internal Revenue Code.

Any attempt by the Participant to sell or transfer such shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such shares of common stock shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such shares.

9. Withdrawal Or Termination Of Participation.

(a) Withdrawal. A Participant may, preceding the termination date of a Purchase Period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her Participating Employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the

Participant’s account will be paid to him or her and no further payroll deductions will be made for such Participant during that Purchase Period. In such case, no option shall be granted the Participant under that Purchase Period. Partial withdrawals of payroll deductions may not be made. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Senior Vice President, Chief Human Resources Officer (or such other individual as may be designated by the Committee).

(b) Termination Of Employment. If a Participant’s employment shall be terminated for any reason prior to the termination date of any Purchase Period in which he or she is participating, no option shall be granted to such Participant under the Plan and the payroll deductions credited to his or her account shall be returned to him or her.

(c) Death. If the Participant dies before the termination date of any Purchase Period of the Plan in which he or she is participating, the payroll deductions credited to the Participant’s account shall be paid to the Participant’s estate.

10. Stock Reserved For Options.

(a) Twenty-two million (22,000,000) shares of common stock of the Company, ten cents ($.10) par value per share (or the number and kind of securities to which such shares may be adjusted in accordance with Paragraph 12), are reserved for issuance upon the exercise of options granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b) If, as of the beginning of a Purchase Period, the total number of shares of common stock for which options are to be granted for the Purchase Period exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Purchase Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan that would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c) The Participant (or, if permitted pursuant to Paragraph 10(d) hereof, the joint tenant named thereunder) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of issuance of such shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such stock, except as otherwise provided pursuant to Paragraph 12.

(d) The shares of common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Committee permits and the Participant so directs by written notice to the Committee prior to the termination date of that Purchase Period of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any shares of stock so registered in the names of the Participant and his or her joint tenant shall be subject to any applicable restrictions on the right to transfer such shares during such Participant’s lifetime as otherwise provided in Paragraph 8 hereof.

11. Accounting And Use of Funds. Payroll deductions for each Participant shall be credited to an account established under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.

12. Adjustment Provision. Subject to any required action by the shareholders of the Company, in the event that (i) the issued and outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or securities of the Company or of another issuer, (ii) additional shares or new or different securities are distributed with respect to the outstanding shares of the common stock of the Company, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, spin-off transaction, stock consolidation or other capital change or adjustment, effected without receipt of consideration by the Company, or (iii) should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall automatically be made to (a) the maximum number and class of securities issuable under the Plan, (b) the number and class of securities and the price per share in effect under each outstanding option, and (c) the maximum number and class of securities purchasable by each Participant (or, in total by all Participants if any such limitation is in effect) under the Plan on any one purchase date.

In the event of a Corporate Transaction, the Board of Directors may either: (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current Purchase Period and the exercise of options thereunder; or (ii) continue the Plan with respect to completion of the then current Purchase Period and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Internal Revenue Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company’s capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Non-Transferability Of Options. Options granted under any Purchase Period of the Plan shall not be transferable and shall be exercisable only by the optionee.

Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or the receipt of common stock under any Purchase Period of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9(a).

14. Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any completed Purchase Period. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the stockholders of the Company: (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12); (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant’s compensation or such other permissible maximum contribution established by the Committee or Senior Vice President, Chief Human Resources Officer (or such other individual as may be designated by the Committee); (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12); (d) change the Employees or class of Employees eligible to participate under the Plan; or (e) materially increase the benefits accruing to Participants under the Plan.

15. Notices. All notices or other communications in connection with the Plan or any Purchase Period thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his or her last known address, or the Participant’s designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.

16. Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans. Notwithstanding any other provision of the Plan, the Committee or the Senior Vice President, Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee) may, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have participants, (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken hereunder that would violate any securities law, tax law or any other applicable law or cause the Plan not to comply with Section 423 of the Internal Revenue Code of 1986, as amended.

Appendix B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MEDTRONIC, INC.

ARTICLE 1 — NAME

1.1	The name of the corporation shall be Medtronic, Inc.

ARTICLE 2 — REGISTERED OFFICE

2.1	The registered office of the corporation shall be ~~located at 710 Medtronic Parkway~~100 South Fifth Street, Suite 1075, Minneapolis, Minnesota~~.~~ 55402. The corporation’s registered agent shall be CT Corporation.

ARTICLE 3 — STOCK

3.1	Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 1,602,500,000 shares, which shall consist of 1,600,000,000 shares of Common Stock with a par value of $.10 per share, and 2,500,000 shares of Preferred Stock with a par value of $1.00 per share. The Board of Directors is authorized to establish from the shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of Preferred Stock, and to set forth the designation of each such class or series and fix the relative rights and preferences of each such class or series of Preferred Stock, including, but not limited to, fixing the relative voting rights, if any, of each class or series of Preferred Stock to the full extent permitted by law. Holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record.

3.2	Issuance of Shares to Holders of Another Class or Series. The Board of Directors is authorized to issue shares of the corporation of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

ARTICLE 4 — RIGHTS OF SHAREHOLDERS

4.1	No Preemptive Rights. No holder or any class of stock of the corporation shall be entitled to subscribe for or purchase such holder’s proportionate share of stock of any class of the corporation, now or hereafter authorized or issued.

4.2	No Cumulative Voting Rights. No shareholder shall be entitled to cumulate votes for the election of directors and there shall be no cumulative voting for any purpose whatsoever.

ARTICLE 5 — DIRECTORS

5.1	Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

5.2

Elimination of Director Liability in Certain Circumstances. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however that this Article 5, Section 5.2 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article 5, Section 5.2. No limiting amendment to or repeal of this Article 5, Section 5.2 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

5.3	Election of the Board of Directors. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Section 5.3 provided, however, unless such change shall have been approved by a majority of the entire Board of Directors, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of ~~not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding~~a majority of the voting shares (as hereinafter defined), voting together as a single class~~, unless such change shall have been approved by a majority of the entire Board of Directors~~in compliance with Section 302A.437. If such change shall not have been so approved, the number of directors shall remain the same.

At each annual meeting of shareholders, directors whose term of office is then expiring shall be elected annually for terms of one year and shall hold office until the next annual meeting of shareholders. In all cases, a director shall hold office until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall ~~require~~be approved by the affirmative vote of ~~not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding~~a majority of the voting shares (as hereinafter defined)~~,~~ voting together as a single class, in compliance with Section 302A.437 of the Minnesota Statutes. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected and have qualified.

Except as provided otherwise in this Section 5.3, each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of director nominees exceeds the number of directors to be elected ten days before the mailing of the definitive proxy statement, then each director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 5.3, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of votes cast ‘against’ that director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or preferred or preference stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of the certificate of designation or other instrument creating such class or series of preferred stock.

Only persons who are nominated in accordance with the procedures set forth in this Section 5.3 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5.3. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books; of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 5.3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 5.3 and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

At a regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 5.3. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor (except for shareholder proposals subject to Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended) more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the corporation’s Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 5.3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5.3 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

~~Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding voting shares (as hereinafter defined), voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Section 5.3.~~

The term ‘voting shares’ shall mean shares of capital stock of the corporation present and entitled to vote ~~generally in the election of directors~~on the applicable matter, considered for the purposes of this Article as one class.

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

UC201500720 EN

710 MEDTRONIC PARKWAY MS LC300 MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode  above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on August 20, 2014 (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EDT, on August 18, 2014). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on August 20, 2014 (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EDT, on August 18, 2014). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M76818-P54385	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.					For	Withhold	For All
					All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐

	Nominees:

	01)	Richard H. Anderson	06)	James T. Lenehan
	02)	Scott C. Donnelly	07)	Denise M. O’Leary
	03)	Omar Ishrak	08)	Kendall J. Powell
	04)	Shirley Ann Jackson Ph.D.	09)	Robert C. Pozen
	05)	Michael O. Leavitt	10)	Preetha Reddy

					For	Against	Abstain

2.	To ratify appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2015.				☐	☐	☐

3.	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).				☐	☐	☐

4.	To approve the Medtronic, Inc. 2014 Employees Stock Purchase Plan.				☐	☐	☐

5.	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections.				☐	☐	☐

6.	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares.				☐	☐	☐

7.	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
8.	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.	☐	☐	☐

NOTE:	Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M76819-P54385

Solicited on Behalf of the Board of Directors of

MEDTRONIC, INC.

FOR THE

ANNUAL MEETING OF SHAREHOLDERS August 21, 2014 10:30 AM CDT

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints Bradley E. Lerman and Keyna P. Skeffington, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MEDTRONIC, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 21, 2014 at 10:30 a.m. (Central Daylight Time), at Medtronic’s Mounds View Campus, 8200 Coral Sea Street N.E., Mounds View, Minnesota and any adjournments or postponements thereof. You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 23, 2014.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

To be Signed on Reverse Side